                                                                     Exhibit 4.1


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                                 TV FILME, INC.



                          12 7/8% SENIOR NOTES DUE 2004


                                -----------------



                                    INDENTURE

                          Dated as of December 20, 1996


                                -----------------



                        IBJ SCHRODER BANK & TRUST COMPANY

                                   as Trustee





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

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                  Indenture Section
  -----------                                                  -----------------

310 (a)(1).......................................................          7.10
    (a)(2).......................................................          7.10
    (a)(3).......................................................          N.A.
    (a)(4).......................................................          N.A.
    (a)(5).......................................................          7.10
    (b)..........................................................      7.3,7.10
    (c)..........................................................          N.A.
311 (a)..........................................................          7.11
    (b)..........................................................          7.11
    (c)..........................................................          N.A.
312 (a)..........................................................           2.5
    (b)..........................................................          11.3
    (c)..........................................................          11.3
313 (a)..........................................................           7.6
    (b)(1).......................................................          N.A.
    (b)(2).......................................................       7.6,7.7
    (c)..........................................................      7.6,11.2
    (d)..........................................................           7.6
314 (a)..........................................................      4.3,11.5
    (b)..........................................................          N.A.
    (c)(1).......................................................          11.4
    (c)(2).......................................................          11.4
    (c)(3).......................................................          N.A.
    (d)..........................................................          N.A.
    (e)..........................................................          11.5
    (f)..........................................................          N.A.
315 (a)..........................................................        7.1(b)
    (b)..........................................................     7.5, 11.2
    (c)..........................................................        7.1(a)
    (d)..........................................................        7.1(c)
    (e)..........................................................          6.11
316 (a)(last sentence)...........................................           2.9
    (a)(1)(A)....................................................           6.5
    (a)(1)(B)....................................................           6.4
    (a)(2).......................................................           N.A.
    (b)..........................................................           6.7
    (c)..........................................................           9.4
317 (a)(1).......................................................           6.8
    (a)(2).......................................................           6.9
    (b)..........................................................           2.4
318 (a)..........................................................          11.1
    (b)..........................................................          N.A.
    (c)..........................................................          11.1
N.A. means not applicable.

*This Cross-Reference Table is not part of this Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE................................  1

         Section 1.1.    Definitions.........................................  1
         Section 1.2.    Other Definitions................................... 16
         Section 1.3.    Incorporation by Reference of Trust Indenture Act... 17
         Section 1.4.    Rules of Construction............................... 17

                                   ARTICLE 2
                                   THE NOTES................................. 18

         Section 2.1.    Form and Dating..................................... 18
         Section 2.2.    Execution and Authentication........................ 19
         Section 2.3.    Trustee, Registrar and Paying Agent................. 20
         Section 2.4.    Paying Agent to Hold Money in Trust................. 21
         Section 2.5.    Holder Lists........................................ 21
         Section 2.6.    Transfer and Exchange............................... 21
         Section 2.7.    Certificated Notes.................................. 27
         Section 2.8.    Replacement Notes................................... 28
         Section 2.9.    Outstanding Notes................................... 28
         Section 2.10.   Treasury Notes...................................... 29
         Section 2.11.   Temporary Notes..................................... 29
         Section 2.12.   Cancellation........................................ 29
         Section 2.13.   Defaulted Interest.................................. 29
         Section 2.14.   Persons Deemed Owners............................... 30
         Section 2.15.   CUSIP, CINS and ISIN Numbers........................ 30

                                    ARTICLE 3
                           REDEMPTION AND PREPAYMENT......................... 30

         Section 3.1.    Notices to Trustee.................................. 30
         Section 3.2.    Selection of Notes to Be Redeemed................... 30
         Section 3.3.    Notice of Redemption................................ 31
         Section 3.4.    Effect of Notice of Redemption...................... 31
         Section 3.5.    Deposit of Redemption Price......................... 32
         Section 3.6.    Notes Redeemed in Part.............................. 32
         Section 3.7.    Optional Redemption................................. 32
         Section 3.8.    Mandatory Redemption................................ 33

                                    ARTICLE 4
                                    COVENANTS................................ 33

         Section 4.1.    Payment of Notes.................................... 33
         Section 4.2.    Maintenance of Office or Agency..................... 33

                                                                           Page
                                                                           ----

       Section 4.3.    Provisions of Reports and Other Information......... 34
       Section 4.4.    Compliance Certificate.............................. 34
       Section 4.5.    Taxes............................................... 35
       Section 4.6.    Stay, Extension and Usury Laws...................... 35
       Section 4.7.    Limitation on Restricted Payments................... 35
       Section 4.8.    Limitation on Dividend and Other Payment
                       Restrictions Affecting Subsidiaries................. 37
       Section 4.9.    Limitation on Indebtedness And Issuance of
                       Disqualified Stock ................................. 38
       Section 4.10.   Limitation on Asset Sales........................... 40
       Section 4.11.   Limitation on Transactions with Affiliates.......... 42
       Section 4.12.   Limitation on Liens................................. 42
       Section 4.13.   Limitations on Issuance of Guarantees of
                       Indebtedness ....................................... 43
       Section 4.14.   Offer to Repurchase Upon Change of Control.......... 43
       Section 4.15.   Corporate Existence................................. 45
       Section 4.16.   Limitation on Asset Swaps........................... 45
       Section 4.17.   Limitation on Sale Leaseback Transactions........... 46
       Section 4.18.   Limitation on Business Activities................... 46
       Section 4.19.   Pledged Securities.................................. 46
       Section 4.20.   Pledged Intercompany Note........................... 46
       Section 4.21.   Subsidiary Guarantees............................... 47

                                   ARTICLE 5
                                  SUCCESSORS............................... 47

       Section 5.1.    Merger, Consolidation, or Sale of Assets............ 47
       Section 5.2.    Successor Company Substituted....................... 49

                                   ARTICLE 6
                            DEFAULTS AND REMEDIES ......................... 49

       Section 6.1.    Events of Default................................... 49
       Section 6.2.    Acceleration........................................ 51
       Section 6.3.    Other Remedies...................................... 51
       Section 6.4.    Waiver of Past Defaults............................. 51
       Section 6.5.    Control by Majority................................. 52
       Section 6.6.    Limitation on Suits................................. 52
       Section 6.7.    Rights of Holders of Notes to Receive Payment....... 52
       Section 6.8.    Collection Suit by Trustee.......................... 52
       Section 6.9.    Trustee May File Proofs of Claim.................... 53
       Section 6.10.   Priorities.......................................... 53
       Section 6.11.   Undertaking for Costs............................... 53

                                   ARTICLE 7
                                   TRUSTEE ................................ 54

       Section 7.1.    Duties of Trustee................................... 54
       Section 7.2.    Rights of Trustee................................... 55
       Section 7.3.    Individual Rights of Trustee........................ 55
       Section 7.4.    Trustee's Disclaimer................................ 56

                                                                           Page
                                                                           ----

       Section 7.5.    Notice of Defaults.................................. 56
       Section 7.6.    Reports by Trustee to Holders of the Notes.......... 56
       Section 7.7.    Compensation and Indemnity.......................... 56
       Section 7.8.    Replacement of Trustee.............................. 57
       Section 7.9.    Successor Trustee by Merger, etc. .................. 58
       Section 7.10.   Eligibility; Disqualification....................... 58
       Section 7.11.   Preferential Collection of Claims Against Company... 58

                                   ARTICLE 8
                           DEFEASANCE AND DISCHARGE........................ 59

       Section 8.1.    Option to Effect Legal Defeasance or Covenant
                       Defeasance ......................................... 59
       Section 8.2.    Legal Defeasance.................................... 59
       Section 8.3.    Covenant Defeasance................................. 59
       Section 8.4.    Conditions to Legal or Covenant Defeasance.......... 60
       Section 8.5.    Discharge........................................... 61
       Section 8.6.    Deposited Money and Government Securities to be
                       Held in Trust; Other Miscellaneous Provisions....... 61
       Section 8.7.    Repayment to Company................................ 62
       Section 8.8.    Reinstatement....................................... 62

                                   ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER ................... 62

       Section 9.1.    Without Consent of Holders of Notes................. 62
       Section 9.2.    With Consent of Holders of Notes.................... 63
       Section 9.3.    Compliance with Trust Indenture Act................. 64
       Section 9.4.    Revocation and Effect of Consents................... 64
       Section 9.5.    Notation on or Exchange of Notes.................... 65
       Section 9.6.    Trustee to Sign Amendments, etc. ................... 65
       Section 9.7.    Payments for Consent................................ 66

                                  ARTICLE 10
                            COLLATERAL AND SECURITY........................ 66

       Section 10.1.   Pledge Agreement and Note Pledge Agreement.......... 66
       Section 10.2.   Recording and Opinions.............................. 66
       Section 10.3.   Release of Collateral............................... 67
       Section 10.4.   Certificates of the Company......................... 68
       Section 10.5.   Authorization of Actions to be Taken by the
                       Trustee Under the Pledge Agreement and Note
                       Pledge Agreement.................................... 68
       Section 10.6.   Authorization of Receipt of Funds by the Trustee
                       Under the .......................................... 68
       Section 10.7.   Termination of Security Interest.................... 68

                                  ARTICLE 11
                                 MISCELLANEOUS............................. 69

       Section 11.1.   Trust Indenture Act Controls........................ 69
       Section 11.2.   Notices............................................. 69

                                                                           Page
                                                                           ----

       Section 11.3.    Communication by Holders of Notes with Other
                        Holders of Notes ................................... 70
       Section 11.4.    Certificate and Opinion as to Conditions Precedent.. 70
       Section 11.5.    Statements Required in Certificate or Opinion....... 70
       Section 11.6.    Rules by Trustee and Agents......................... 71
       Section 11.7.    No Personal Liability of Directors, Officers,
                        Employees and Others................................ 71
       Section 11.8.    Governing Law....................................... 71
       Section 11.9.    No Adverse Interpretation of Other Agreements....... 71
       Section 11.10.   Successors.......................................... 71
       Section 11.11.   Severability........................................ 72
       Section 11.12.   Originals........................................... 72
       Section 11.13.   Table of Contents, Headings, etc. .................. 72
       Section 11.14.   Counterparts........................................ 72
       Section 11.15.   Agent for Service; Submission to Jurisdiction;
                        Waiver of Immunities................................ 72
       Section 11.16.   Currency of Account; Conversion of Currency;
                        Foreign Exchange Restrictions....................... 73


                                     ANNEX

     Annex I   EXISTING INDEBTEDNESS....................................... I-1

                                    EXHIBITS

     Exhibit A  FORM OF NOTE............................................... A-1
     Exhibit B  CERTIFICATE OF TRANSFEROR.................................. B-1
     Exhibit C  FORM OF INTERCOMPANY NOTE.................................. C-1
     Exhibit D  FORM OF SUBSIDIARY GUARANTEE............................... D-1
     Exhibit E  FORM OF COLLATERAL PLEDGE AND SECURITY AGREEMENT........... E-1
     Exhibit F  FORM OF NOTE PLEDGE AGREEMENT.............................. F-1
     Exhibit G  FORM OF GUARANTEE.......................................... G-1

            This INDENTURE, dated as of December 20, 1996, is by and between TV Filme, Inc., a Delaware corporation (the "Company"), and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee").

            The parties listed above agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12 7/8% Senior Notes due 2004 (the "Initial Notes") and the 12 7/8% Senior Notes due 2004 (the "Exchange Notes" and, together with the Initial Notes, the "Notes").

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.1. DEFINITIONS.

      "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person will be deemed to be control and provided, further, that TV Filme Servicos will not be deemed to be an Affiliate of the Company or any of its other Restricted Subsidiaries for the purposes of Section 4.11.

      "Agent" means any Registrar or Paying Agent.

      "Applicable Law", except as the context may otherwise require, means all applicable laws, rules, regulations, ordinances, judgments, decrees, injunctions, writs and orders of any court or governmental agency or authority and rules, regulations, orders, licenses and permits of any United States federal, state, municipal, regional, or other governmental body, instrumentality, agency or authority.

      "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback or similar arrangement) other than sales or dispositions in the ordinary course of business consistent with past practices; and (ii) the issuance or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of the Company's Restricted Subsidiaries. Notwithstanding the foregoing, none of the following will be deemed an Asset Sale: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (iii) a Restricted Payment that is permitted under Section 4.7; (iv) dispositions in any fiscal year with Net Proceeds in the aggregate of $1,000,000 (or the equivalent thereof at time of determination) or less; (v) an Asset Swap that is permitted under Section 4.16; (vi) a contribution to an Unrestricted Subsidiary which complies with Section 4.7; (vii) a sale and leaseback which complies with Section 4.17; (viii) any liquidation of any Cash Equivalent; and (ix) the issuance or sale of Equity Interests of a Restricted Subsidiary of the Company to the Company or one of its other Restricted Subsidiaries.

      "Asset Swap" means the execution of a definitive agreement, subject only to approvals of the Ministry of Communications or such other applicable Brazilian governmental authority or agency and other customary closing conditions, that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Telecommunications Assets between the Company or any of its Restricted Subsidiaries and another Person or group of Persons who are Affiliates of one another; provided that any amendment to or waiver of any closing condition which individually or in the aggregate is material to the Asset Swap will be deemed to be a new Asset Swap.

      "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

      "Bank Credit Agreement" means loans or advances made by banks, trust companies or other institutions, which are principally engaged in the business of lending money to businesses to the Company or a Restricted Subsidiary under credit facilities, loan agreements or similar agreements.

      "Bankruptcy Law" means Title 11, United States Code, or Decree Law No. 7661 of June 21, 1945 as each may be amended from time to time, or any similar federal, state or foreign law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, "concordata" or relief of debtors.

      "Business Day" means any day other than a Saturday, Sunday, public holiday or day on which banking institutions in New York City (or, with respect to any payments or transfers to be made by the Trustee or any Agent, as applicable, in the city where such Trustee or Agent is located) are authorized or obligated by law to close.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (ii) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Brazilian regulated bank or member bank of the U.S. Federal Reserve System having capital and surplus in excess of $500,000,000 (or equivalent thereof at the time of determination) (or a branch of any such bank), (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above and (iv) commercial paper having the rating of at least P-1 from Moody's or at least A-1 from S&P and in each case maturing within 180 days after the date of acquisition.

      "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d) (3) of the Exchange
Act) other than Warburg, Pincus, TVA Sistema or members of the Lins Family, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation, but excluding any foreclosure on the Pledged Securities by the Trustee) the result of which is that any "person" (as defined above), other than Warburg, Pincus, TVA Sistema or members of the Lins Family, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of (a) more than 35% of the voting stock of the Company and (b) more of the voting stock of the Company than is at the time "beneficially owned" (as defined above) by Warburg, Pincus, TVA Sistema and members of the Lins Family in the aggregate or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

      "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange
Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

      "Collateral" means the Pledged Securities, the Intercompany Note and the proceeds thereof.

      "Commission" or "SEC" means the Securities and Exchange Commission, and any successor thereto.

      "Common Equity Interests" means (i) with respect to a person which is a corporation, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's Common Stock and includes, without limitation, all series and classes of such Common Stock and (ii) with respect to a Person which is not a corporation, Equity Interests which have characteristics similar in all material respects to those of Common Stock of a corporation.

      "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

      "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted in computing Consolidated Net Income, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale,
(ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, (iii) Consolidated Interest Expense and
(iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period, and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period), minus (v) non-cash items increasing consolidated revenues in determining such Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserves for, anticipated cash charges in any prior period and excluding the recognition of deferred sign-on or hook-up fee revenue), in each case, on a consolidated basis and determined in accordance with GAAP and (vi) to the extent included in computing Consolidated Net Income, an amount equal to any extraordinary gain. Notwithstanding the foregoing, the amounts referred to in clauses (i) through
(vi) of the preceding sentence with respect to Restricted Subsidiaries will only be added to (deducted from) Consolidated Net Income to compute Consolidated Cash Flow to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be paid as a dividend to the Company by such Restricted Subsidiary without direct or indirect restriction pursuant to the terms of its charter and by-laws and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

      "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Restricted Subsidiaries, plus (ii) the aggregate liquidation value of all Disqualified Stock of such Person, in each case, determined on a consolidated basis in accordance with GAAP, less the Fair Market Value of the Pledged Securities then held by the Trustee as determined in good faith by the Board of Directors of the Company.

      "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, interest payments in respect of Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (if such Guarantee or Lien is called upon and to the extent such interest payments are satisfied under or by means of such Lien), commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, in each case, on a consolidated basis and in accordance with GAAP.

      "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person as to which Consolidated Net Income is being calculated or a Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such Net Income would not be permitted at the date of determination directly or indirectly, pursuant to the terms of its charter and by-laws and all agreements, instruments, judgments, decrees, orders, statutes, rules or governmental regulations applicable to such Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, (iv) the cumulative effect of a change in accounting principles will be excluded and (v) the Net Income of any Unrestricted Subsidiary will be excluded, except to the extent of the amount of dividends or distributions paid in cash by such Unrestricted Subsidiary to the Company or its Restricted Subsidiaries.

      "Consolidated Net Worth" means, (a) with respect to a partnership as of any date, the sum of the common and preferred partnership interests of such Person and its consolidated Restricted Subsidiaries as of such date, as determined on a consolidated basis in accordance with GAAP, and (b) with respect to any other Person as of any date, the sum of (i) the consolidated equity of the common equity holders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred equity; provided that the preferred partnership interests or the preferred equity, as the case may be, is not (A) Disqualified Stock and (B) by its terms entitled to the payment of dividends or other distributions, unless such dividends or other distributions may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred partnership interests or preferred equity, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

      "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board on the date of this Indenture, (ii) was nominated for election or elected to such Board by Warburg, Pincus, TVA Sistema or members of the Lins Family or (iii) was nominated for election or elected to such Board with the approval of two-thirds of the following members of such Board: (a) the members of such Board who are described in clause (i) or (ii) of this definition and (b) members of such Board previously nominated for election or elected to such Board as described in this clause (iii).

      "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Company.

      "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, custodian, "sindico," "comissario" or similar official under any Bankruptcy Law.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Definitive Note" means a certificated Initial Note bearing the restricted securities legend set forth in Section 2.6(f) and which is held by an IAI in accordance with Section 2.1(c).

      "Depository" means, The Depository Trust Company, until a successor will have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" will mean or include such successor.

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      "Exchange Notes" means the Exchange Notes to be issued by the Company, upon the expiration of the Exchange Offer pursuant to the terms of the Registration Rights Agreement or (ii) following the registration thereof pursuant to an effective Shelf Registration Statement pursuant to the terms of the Registration Rights Agreement, containing terms identical in all material respects to the Initial Notes (except that (a) the transfer restrictions thereon will be eliminated (other than as may be imposed by state securities laws) and
(b) there will be no provision for the payment of Liquidated Damages).

      "Exchange Offer" means, subject to the terms of the Registration Rights Agreement, the offer by the Company to the Holders of Initial Notes of the opportunity to exchange their Initial Notes for Exchange Notes pursuant to a registration statement filed with the Commission.

      "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the date of this Indenture listed on Annex I to this Indenture, until such amounts are repaid.

      "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy; provided that if such value exceeds $1,000,000 (or equivalent thereof at the time of determination), such determination will be made in good faith by the Board of Directors of the Company.

      "GAAP" means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

      "Government Securities" means direct obligations of, or obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

      "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

      "Guarantor" means any Restricted Subsidiary of the Company that has executed and delivered to the Trustee a Subsidiary Guarantee, provided that such Subsidiary Guarantee remains in full force and effect.

      "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest or currency exchange rate swap agreements, interest or currency exchange rate cap agreements and interest or currency exchange rate collar agreements and (ii) other agreements or arrangements, in any case, designed to protect such Person against fluctuations in interest or currency exchange rates.

      "Holder" or "Securityholder" means a Person in whose name a Note is registered on the Register.

      "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

      "Indebtedness" means, with respect to any Person, without duplication, (i) any liability, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), whether as a cash advance, bill, overdraft or money market facility loan, or (b) evidenced by a note, debenture or similar instrument or, to the extent drawn upon and not reimbursed, letters of credit or other similar liability evidenced by book-entry mechanism, or (c) for the payment of money relating to a Capital Lease Obligation or other obligation relating to the deferred purchase price of property; provided, however, that Indebtedness will not include trade payables arising in the ordinary course of business consistent with past practice, or (d) in respect of any Hedging Obligation; (ii) any liability of others of the kind described in the preceding clause (i) which the Person has Guaranteed or which is otherwise its legal liability; and (iii) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby will have been assumed by or will otherwise be such Person's legal liability; provided, however, for purposes of this clause (iii), if such obligation is not assumed by such Person, or not otherwise the legal liability of such Person, such obligation will only be included in Indebtedness to the extent of the Fair Market Value of such property or assets.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Initial Notes" means the 12 7/8% Senior Notes due 2004, issued under this Indenture on or about the date of this Indenture.

      "Initial Purchasers" means Bear, Stearns & Co. Inc., BT Securities Corporation, J.P. Morgan Securities Inc. and Alex. Brown & Sons Incorporated.

      "Intercompany Note" means the note, dated the date of this Indenture, made by ITSA in favor of the Company, in the form of Exhibit C hereto.

      "Interest Payment Date" means each of June 15 and December 15.

      "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions (for consideration) of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company or any of its Restricted Subsidiaries for consideration consisting of common equity securities of the Company will not be deemed to be an Investment.

      "ITSA" means ITSA-Intercontinental Telecomunicacoes Ltda., a Brazilian limited liability company.

      "Leverage Ratio" means, with respect to any Person as of any date of determination (the "Calculation Date"), the ratio of (i) the Consolidated Indebtedness of such Person as of the Calculation Date to (ii) the result of the multiplication of the Consolidated Cash Flow of such Person for the most recent full fiscal quarter ending immediately prior to the Calculation Date for which internal financial statements are available times four. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings with respect to which the related commitment remains outstanding) or issues or redeems Disqualified Stock subsequent to the commencement of the period for which the Leverage Ratio is being calculated but prior to the Calculation Date then the Leverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Disqualified Stock, as if the same had occurred at the beginning of the applicable period. For purposes of making the computation referred to above, Investments, acquisitions, dispositions which constitute all or substantially all of an operating unit of a business and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries, including all mergers, consolidations and dispositions, during the quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, discontinued operations, mergers, consolidations (and the reduction of any associated fixed charge obligations and the change in Consolidated Cash Flow resulting therefrom) has occurred on the first day of such reference period and without regard to clause (iii) of the definition of Consolidated Net Income. If since the beginning of such reference period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have made any Investment, acquisition, disposition which constitutes all or substantially all of an operating unit of a business, discontinued operation, merger or consolidation that would have required adjustment pursuant to this definition, the Leverage Ratio will be calculated giving pro forma effect thereto for such reference period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of such reference period and without regard to clause (iii) of the definition of Consolidated Net Income. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations will be made in good faith by a responsible financial or accounting officer of the Company.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, and any lease in the nature thereof).

      "Lins Family" means Mrs. Maria Nise Studart Lins de Albuquerque, Mr. Hermano Studart Lins de Albuquerque, Mr. Carlos Andre Studart Lins de Albuquerque and Ms. Maria Veronica Studart Lins de Albuquerque and any lineal descendants of any of them.

      "Liquidated Damages" means liquidated damages as defined in Section 5 of the Registration Rights Agreement.

      "Material Telecommunications License" means one or more authorizations issued by the Ministry of Communications or such other applicable Brazilian governmental authority or agency used or useful in the operation of a Telecommunications Business that individually or collectively have a Fair Market Value exceeding $1,000,000 (or the equivalent thereof at time of determination).

      "Moody's" means Moody's Investors Service, Inc., or any successor to its rating business.

      "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sales (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

      "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), any relocation expenses incurred as a result thereof, any taxes paid or payable by the Company or any of its Restricted Subsidiaries as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be paid to any Person (other than the Company, its Restricted Subsidiaries or its Affiliates) having a Lien on the assets subject to the Asset Sale, amounts required to be paid to any Person (other that the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; provided, however, that if such proceeds are received by any such Restricted Subsidiary, all of the Equity Interests of which are not owned directly or indirectly by the Company, as a result of an Asset Sale by it, Net Proceeds for purposes of Section 4.10 will mean the proportion of such proceeds (as so adjusted) which is the same as the proportion of such Equity Interests owned directly or indirectly by the Company.

      "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender, (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) as to which the lenders have expressly waived any recourse which they may have, in law, equity or otherwise, whether based on misrepresentation, control, ownership or otherwise, to the Company or any of its Restricted Subsidiaries, including, without limitation, a waiver of the benefits of the provisions of Section 1111(b) of Title 11, United States Code, as amended.

      "Note Custodian" means the custodian with respect to a Regulation S Global Note or a Restricted Global Note (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

      "Note Pledge Agreement" means the Note Pledge Agreement, dated as of the date of this Indenture, by and between the Trustee and the Company, governing the pledge of the Intercompany Note, in the form of Exhibit F hereto.

      "Notes" means the Initial Notes and the Exchange Notes, treated as a single class.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Offer" means a Change of Control Offer or Net Proceeds Offer, as the case may be.

      "Offer Purchase Date" means a Change of Control Purchase Date or Net Proceeds Purchase Date, as the case may be.

      "Officer" means, with respect to any Person, the chief executive officer, the president, the chief operating officer, the chief financial officer, the chief accounting officer, the treasurer, any assistant treasurer, the controller, the secretary, any assistant secretary or any vice-president of such Person.

      "Officers' Certificate" means a certificate signed on behalf of a Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Person, that meets the requirements set forth in this Indenture.

      "Operating Agreement" means the Master Operating Agreement dated July 24, 1996, between ITSA and TV Filme Servicos.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.5 hereof. The counsel may be counsel to the Company, any Subsidiary of the Company or the Trustee.

      "Permitted Investments" means (i) any Investment in the Company or in a Restricted Subsidiary of the Company which is a Guarantor; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any of its Restricted Subsidiaries in a Person engaged in the Telecommunications Business if, as a result of such Investment, (a) such Person becomes a Restricted Subsidiary of the Company and a Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted

Subsidiary of the Company which is a Guarantor; (iv) any Investment in TV Filme Servicos; (v) Investments in Restricted Subsidiaries that are not Guarantors in an aggregate amount not to exceed $30,000,000 (or the equivalent thereof at time of determination), provided, however, that Investments in such Restricted Subsidiaries will be excluded from the calculation of such aggregate amount (A) if concurrently with such Investment such Restricted Subsidiary becomes a Guarantor or (B) from the time after such Investment that such Restricted Subsidiary becomes a Guarantor; (vi) any Investment in Government Securities in accordance with the provisions of the Pledge Agreement; (vii) Investments in Persons engaged in the Telecommunications Business, taken together with all other Investments made pursuant to this clause (vii), in an aggregate amount not to exceed $15,000,000 (or the equivalent thereof at time of determination);
(viii) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10; (ix) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; (x) Investments the payment for which consists exclusively of Equity Interests (excluding Disqualified Stock) of the Company; (xi) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of the foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or default; (xii) Investments in shares of money market funds having assets in excess of $500,000,000; and (xiii) Investments existing on the date of this Indenture.

      "Permitted Liens" means (i) Liens securing Indebtedness which may be incurred pursuant to clause (i) of Section 4.9(b); (ii) Liens in favor of the Company or any of its Restricted Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any such Restricted Subsidiary; (iv) Liens on property or securing any Acquired Debt and which exist at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens arising under this Indenture in favor of the Trustee; (vi) Liens existing on the date of this Indenture; (vii) Liens arising by reason of (1) any judgment, decree or order of any court, so long as enforcement of such Lien is effectively stayed and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order will not have been finally terminated or the period within which such proceedings may be initiated will not have expired; (2) taxes not yet delinquent or which are being contested in good faith; (3) security for payment of workers' compensation or other insurance; (4) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of money), bids, licenses, performance or similar bonds and other obligations of a like nature, in the ordinary course of business; (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessees), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations or in lieu of surety or appeal bonds; (7) surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Company or any of its Restricted

Subsidiaries; or (8) operation of law or statute and incurred in the ordinary course of business, including without limitation, those in favor of mechanics, materialman, suppliers, laborers or employees, and, if securing sums of money, for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;
(viii) Liens created by the Pledge Agreement and the Note Pledge Agreement; (ix) Liens securing purchase money Indebtedness, including pursuant to clause (i) under Section 4.9(b); (x) Liens incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries which do not secure obligations of the Company or any Restricted Subsidiary, including, without limitation, licenses and leases granted or made by the Company or any Restricted Subsidiary as licensor or lessor or which secure obligations that do not exceed $2,000,000 (or the equivalent thereof at time of determination) at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or any such Restricted Subsidiary; and (xi) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that the principal amount of the Indebtedness secured thereby will not exceed the principal amount of Indebtedness so secured immediately prior to the time of such extension, renewal or replacement (or with respect to the Bank Credit Agreement, the maximum amount then permitted to be borrowed thereunder), and that such extension, renewal or replacement Lien will be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

      "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any such Restricted Subsidiary; provided that:
(i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, plus accrued interest and the amount of any premiums and transaction costs and reasonable expenses incurred in connection therewith; (ii) such Permitted Refinancing Debt has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred only by the Company or the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Pledge Account" means an account established with the Trustee pursuant to the terms of the Pledge Agreement for the deposit of the Pledged Securities purchased by ITSA with a portion of the proceeds from the sale of the Notes.

      "Pledge Agreement" means the Collateral Pledge and Security Agreement, dated as of the date of this Indenture, by and among ITSA, the Company and the Trustee, governing the disbursement of funds from the Pledge Account, in the form of Exhibit E hereto.

      "Pledged Securities" means the securities purchased by ITSA with a portion of the proceeds from the sale of the Notes, which will consist of Government Securities, to be deposited in the Pledge Account.

      "Programming Agreement" means the Programming License Agreement, dated as of June 27, 1996, between Tevecap S.A. and the Company.

      "Public Equity Offering" means an underwritten public offering of Common Equity Interests made on a primary basis by the Company pursuant to a registration statement filed with, and declared effective by, the Commission in accordance with the Securities Act.

      "Purchase Agreement" means the Purchase Agreement dated December 16, 1996, between the Company and the Initial Purchasers.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company and the other parties thereto, as such agreement may be amended, modified or supplemented from time to time.

      "Responsible Officer", when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

      "Shelf Registration Statement" means a Shelf Registration Statement as defined in Section 4 of the Registration Rights Agreement.

      "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

      "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc, or any successor to its rating business.

      "Strategic Investor" means any Person (i) engaged in the Telecommunications Business that as of the date of determination has a Total Equity Market Capitalization of at least $500,000,000 (or the equivalent thereof at time of determination) or (ii) any corporation, partnership, joint venture, limited liability company or similar entity of which a stockholder, general partner, joint venturer or member with more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by a Person that satisfies clause (i) of this definition; provided that clause (ii) of this definition may be satisfied by any group of stockholders, general partners, joint venturers or members so long as (a) each Person included in such group satisfies clause (i), (b) at least one member in such group owns or controls, directly or indirectly, 35% or more of the capital accounts, distribution rights, total equity and voting rights or general or limited partnership interests of such Strategic Investor,
(c) no more than five Persons may be included in such group and (d) the shareholders, general partners, joint venturers or members to be included in such group will act as a group and in concert.

      "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

      "Subsidiary Guarantee" means the Subsidiary Guarantee to be executed by certain Restricted Subsidiaries of the Company and delivered to the Trustee pursuant to this Indenture, in form of Exhibit D hereto.

      "Telecommunications Assets" means assets used or useful in the ownership or operation of a Telecommunications Business.

      "Telecommunications Business" means, when used in reference to any Person, that such Person, directly or indirectly, is engaged primarily in the business of (i) transmitting video, voice or data, (ii) creating, developing or packaging entertainment or communications programming, (iii) offering private telephony services or (iv) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (i), (ii) or (iii) above.

      "Total Equity Market Capitalization" of any Person means, as of any date of determination, the product of (i) the aggregate number of outstanding shares of Common Stock of such Person on such date (which will not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such date. If no such Closing Price exists with respect to shares of any such class, the value of such shares will be determined by the Board of Directors of the Company in good faith and evidenced by a resolution of the Board of Directors of the Company filed with the Trustee.

      "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb), and the rules and regulations thereunder, as in effect on the date on which this Indenture is qualified under the TIA (except as provided in Sections 9.1(e) and 9.3).

      "Trading Day" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

      "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.6.

      "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor or any subsequent successor, serving hereunder in the capacity as Trustee.

      "TVA Sistema" means TVA Sistema de Televisao S.A., a Brazilian corporation.

      "TV Filme Servicos" means TV Filme Servicos de Telecomunicacoes Ltda., a Brazilian limited liability company.

      "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Company, but only to the extent that such Subsidiary (i) has no Indebtedness other than Non-Recourse Debt, (ii) does not own any Equity Interests of, or own or hold any Lien on, any property of the Company or any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated), (iii) has not, and the Subsidiaries of such Subsidiary have not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries, (iv) is not party to any material agreement, contract, arrangement or understanding with the Company or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, (v) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, (vi) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries and (vii) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that (i) such designation complied with the foregoing conditions, (ii) was permitted under Section 4.7 and
(iii) immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Indebtedness under Section 4.9(a). If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.9, the Company will be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Indebtedness is permitted under Section 4.9, and (ii) no Default or Event of Default would be in existence following such designation.

      "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than the U.S. dollar at any one time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New York City time) on the date not more than two Business Days prior to such determination.

      "Warburg, Pincus" means Warburg, Pincus Investors, L.P. a Delaware limited partnership.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

      "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person 95% or more of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.2. OTHER DEFINITIONS.

                                                                     Defined in
                   Term                                                Section
       ------------------------------------------------------------- ----------

       "Affiliate Transaction"......................................     4.11
       "Agent Members" .............................................      2.1(c)
       "Asset Sale Offer"...........................................     4.10(b)
       "Base Currency".............................................. 11.16(b)(i)
       "Cedel"......................................................      2.1(b)
       "Change of Control Offer"....................................     4.14(a)
       "Change of Control Payment"..................................     4.14(a)
       "Change of Control Payment Date".............................     4.14(b)
       "Covenant Defeasance"........................................      8.3
       "Discharge"..................................................      8.5
       "Euroclear"..................................................      2.1(b)
       "Event of Default"...........................................      6.1
       "Excess Proceeds"............................................     4.10(b)
       "Global Note"................................................      2.1(c)
       "incur"......................................................      4.9(a)
       "judgment currency".......................................... 11.16(b)(i)
       "Legal Defeasance"...........................................      8.2
       "Net Proceeds Offer Amount"..................................     4.10(b)
       "Net Proceeds Offer Price"...................................     4.10(b)
       "Net Proceeds Purchase Date".................................     4.10(b)
       "Paying Agent"...............................................      2.3
       "Payment Default"............................................      6.1(f)
       "Register"...................................................      2.3
       "Registrar"..................................................      2.3
       "Regulation S"...............................................      2.1(b)
       "Regulation S Global Note"...................................      2.1(b)

       "Restricted Global Note".....................................      2.1(b)
       "Restricted Payments"........................................      4.7(b)
       "Rule 144A"..................................................      2.1(b)

SECTION 1.3. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes;

      "indenture security Holder" means a Holder of a Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee;

      "obligor" on the Notes means the Company and any successor obligor upon the Notes.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.4. RULES OF CONSTRUCTION.

      Unless the context otherwise requires:

      (a) a term has the meaning assigned to it;

      (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      (c) "or" is not exclusive;

      (d) words in the singular include the plural, and in the plural include the singular;

      (e) provisions apply to successive events and transactions;

      (f) references to sections of or rules under the Securities Act or the Exchange Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

      (g) "herein," "hereof" and other words or similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision.

                                    ARTICLE 2
                                    THE NOTES

SECTION 2.1. FORM AND DATING.

      (a) Provisions relating to the Initial Notes and the Exchange Notes are set forth in this Section 2.1. The Initial Notes and the Exchange Notes shall be substantially in the form of Exhibit A hereto which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication.

      (b) Global Notes. Initial Notes offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit A hereto (each, a "Restricted Global Note"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, at its office in the Borough of Manhattan, The City of New York, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, as hereinafter provided.

      Initial Notes offered and sold in reliance on Regulation S under the Securities Act ("Regulation S"), as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Initial Notes in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit A hereto (the "Regulation S Global Note"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, as custodian, for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or the nominee of the Depository, for the accounts of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. On or prior to the end of the "40-day restricted period" within the meaning of Rule 903(c) of Regulation S, beneficial interests in the Regulation S Global Note may only be held through Euroclear or Cedel, unless delivery is made through the Restricted Global Note. Any resale or transfer of beneficial interests in the Regulation S Global Note shall be made only pursuant to Rule 144A or Regulation S, after delivery to TV Filme by the transferor, if required by the Company, of the opinions, certificates or other information described in Section 2.6. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, as hereinafter provided.

      (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to the Regulation S Global Note and the Restricted Global Note (the "Global Notes") deposited with or on behalf of the Depository.

      The Company shall execute and the Trustee shall, in accordance with this
Section 2.1(c), authenticate and deliver initially one or more Global Notes that
(a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

      Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

      (d) Certificated Notes. Except as provided in this Section 2.1 or Section
2.6 or 2.7, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes. Purchasers of Initial Notes who are IAI's and are not QIBs and did not purchase Initial Notes sold in reliance on Regulation S will receive Definitive Notes; provided, however, that upon transfer of such Definitive Notes to a QIB or in accordance with Regulation S, such Definitive Notes will, unless the relevant Global Note has previously been exchanged, be exchanged for an interest in a Global Note pursuant to the provisions of Section 2.6.

      (e) Provisions Applicable to Forms of Notes. The Notes may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any Applicable Law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may be determined consistently herewith by the Officer of the Company executing such Notes, as conclusively evidenced by their execution of such Notes. All Notes will be otherwise substantially identical except as provided herein.

      Subject to the provisions of this Article 2, a registered Holder of a beneficial interest in a Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.2. EXECUTION AND AUTHENTICATION.

      An Officer will sign the Notes for the Company by manual or facsimile signature. The Company's seal may be reproduced on the Notes and may be in facsimile form.

      If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

      A Note will not be valid or obligatory for any purpose or entitled to the benefits of this Indenture until authenticated by the manual signature of the Trustee or its authenticating agent. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee shall authenticate and deliver: (i) Initial Notes for original issue in an aggregate principal amount of $140,000,000 and (ii) Exchange Notes for issue only in an Exchange Offer pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a written order of the Company signed by two Officers. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $140,000,000 except as provided in Section 2.8.

      The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.3. TRUSTEE, REGISTRAR AND PAYING AGENT.

      The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register ("Register") of the Notes and of their transfer and exchange. The Company may also from time to time appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar upon notice to the Holders. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee will act, subject to the last paragraph of this Section 2.3, as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar; provided, however, that none of the Company, its Subsidiaries or the Affiliates of the foregoing will act (i) as Paying Agent in connection with redemptions, offers to purchase, discharges and defeasance, as otherwise specified in this Indenture, and (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

      The Company hereby appoints IBJ Schroder Bank & Trust Company, at its Corporate Trust Office, as the Trustee hereunder and IBJ Schroder Bank & Trust Company hereby accepts such appointment. The Trustee will have the powers and authority granted to and conferred upon it in the Notes and hereby and such further powers and authority to act on behalf of the Company as may be mutually agreed upon by the Company and the Trustee, and the Trustee will keep a copy of this Indenture available for inspection during normal business hours at its Corporate Trust Office.

      The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes.

      The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

      All of the terms and provisions with respect to such powers and authority contained in the Notes are subject to and governed by the terms and provisions hereof.

      The Trustee may resign as Registrar or Paying Agent upon 30 days prior written notice to the Company.

SECTION 2.4. PAYING AGENT TO HOLD MONEY IN TRUST.

      The Company will require each Paying Agent other than the Trustee or the Company to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium, if any, interest or Liquidated Damages, if any, on, the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment of all such money over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

SECTION 2.5. HOLDER LISTS.

      The Trustee will preserve in as current a form as is reasonably practicable to it the most recent list available to it of the names and addresses of all Holders and, after the consummation of the Exchange Offer, will otherwise strictly comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may require of the names and addresses of the Holders of Notes and, after the consummation of the Exchange Offer, the Company will otherwise strictly comply with TIA Section 312(a).

SECTION 2.6. TRANSFER AND EXCHANGE.

      (a) Transfer and Exchange of Definitive Notes. If Definitive Notes are presented by a Holder to the Registrar with a request:

      (x) to register the transfer of the Definitive Notes; or

      (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar will register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange:

      (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by such Holder's attorney, duly authorized in writing; and

      (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.6(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

            (A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

            (B) if such Definitive Notes are being transferred to the Company, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

            (C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144; or
                  (y) in reliance on another exemption from the registration requirements of the Securities Act; or (z) to an IAI that is acquiring the Note for its own account in each case for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act: (i) a certification to that effect (in substantially the form of Exhibit B hereto) and such other certifications as the Trustee may reasonably request and (ii) in the case of clause (z), an Opinion of Counsel addressed to the Company as to the compliance with the restrictions set forth in the legend set forth in Section 2.6(f).

      (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

      (i) certification from the Holder thereof (in substantially the form of Exhibit B hereto) that such Definitive Note is being transferred to
            (A) a QIB in accordance with Rule 144A or (B) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

      (ii) written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an adjustment on its books and records with respect to the Regulation S Global Note or the Restricted Global Note, as the case may be, to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, such instructions to contain information regarding the Depository account (or in the case of the Registration S Global Note only, the Euroclear or Cedel account) to be credited with such increase;

then the Trustee shall cancel such Definitive Note and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian (including the rules of Euroclear and Cedel, if applicable), the aggregate principal amount of Notes represented by the Regulation S Global Note or the Restricted Global Note, as the case may be, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Global Note equal to the principal amount of the Definitive Note so cancelled. If no applicable Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Regulation S Global Note or Restricted Global Note, as the case may be, in the appropriate principal amount.

      (c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests in Global Notes will be effected through the Depository, in accordance with this

Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor, including the rules and procedures of Euroclear and Cedel, if applicable. A transferor of a beneficial interest in a Global Note to another Global Note shall deliver to the Registrar:

            (A) if applicable, instructions given in accordance with the Depository's procedures directing the Trustee to credit or cause to be credited a beneficial interest in the applicable Global Note in an amount equal to the beneficial interest in the Global Note to be exchanged; and

            (B) a written order given in accordance with the Depository's procedures containing information regarding the Euroclear, Cedel or other participant account of the Depository to be credited with such increase.

      The Registrar shall, in accordance with such instructions, instruct the Depository to increase and reduce, as applicable, the principal amount of each applicable Global Note to the extent required and to credit to the account of the Person specified in such instructions a beneficial interest in the applicable Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

      (ii) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.7), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

      (iii) Notwithstanding any other provisions of this Indenture, prior to the expiration of the "40-day restricted period", transfers of interest in the Regulation S Global Note to "U.S. persons" (as defined in Regulation S) shall be limited to transfers to QIBs pursuant to Rule 144A which Persons shall thereby acquire a beneficial interest in the Restricted Global Note and in connection therewith the transferors shall provide a certification (in substantially the Form of Exhibit B hereto) confirming the character of the transferee in connection with any transfers prior to the expiration of such period. The Company will advise the Trustee as to the expiration of the "40-day restricted period" and the Trustee may rely conclusively thereon.

      (iv) In the event that a Global Note is exchanged for Notes in definitive registered form pursuant to Section 2.7 or Section 2.12, prior to the consummation of a Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with procedures as are substantially consistent with the provisions of this Section 2.6 (including the certification requirements set forth on Exhibit B intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

      (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

      (i) subject to Section 2.6(c)(iii), any person having a beneficial interest in a Transfer Restricted Security that is a Global Note may transfer such beneficial interest to an IAI that is acquiring the Note for its own account in each case for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; provided, however, that any written order or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in such Global Note shall be accompanied by (i) a certification from the transferee or transferor with respect to the transfer (in substantially the form of Exhibit B) and such other certifications as the Trustee may reasonably request and (ii) if the aggregate principal amount of the applicable Global Note being transferred is less than $100,000, an Opinion of Counsel addressed to the Company as to the compliance with the restrictions set forth in the legend set forth in Section 2.6(f).

      Upon receipt by the Trustee of such information and documents, the Trustee or the Note Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, including the rules and procedures of Euroclear or Cedel, if applicable, the aggregate principal amount of the Global Note to be reduced on its books and records and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to the transferee a Definitive Note.

      (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as Euroclear or Cedel, if applicable, and the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the persons in whose names such Notes are so registered in accordance with the instructions of the Depository.

      (e) Authentication of Definitive Notes in Absence of Depository. If at any time:

      (i) the Depository for the Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes or, if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act, and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

      (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture in exchange for all or any part of the Notes represented by a Global Note or Global Notes, the Depository or the Note Custodian will surrender such Global Note to the Trustee, without charge, and then the Company will execute, and the Trustee will, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver in exchange for such Global Notes, Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Notes. Such Definitive Notes will be registered in such names as the Depository will direct in writing.

      (f) Legend.

      (i)   Except as permitted by the following paragraphs (ii), (iii) and
            (iv), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) will bear legends in substantially the following form:

            THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
            SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS THREE YEARS (OR SUCH SHORTER PERIOD THAT MAY THEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING THE RESALE BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH TV FILME, INC. OR ANY AFFILIATE OF TV FILME, INC. WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO TV FILME, INC., (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN A PRINCIPAL AMOUNT OF AT LEAST $100,000 OR (F) OUTSIDE THE U.S. TO A NON-U.S. PERSON PURSUANT TO RULE 904 OF REGULATION S, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "U.S." AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN REGULATION S.

      (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global
            Note) pursuant to Rule 144 under the Securities Act:

            (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar will permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

            (B) in the case of any Transfer Restricted Security that is represented by a Global Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made following a sale or transfer in reliance on Rule 144 (such certificate to be in the form of Exhibit B hereto).

      (iii) After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to legends on such Initial Note will cease to apply, the requirements requiring any such Initial Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note without legends will be available to the transferee of the Holder of such Initial Notes upon exchange of such transferring Holder's certificated Initial Note or directions to transfer such Holder's interest in the Global Note, as applicable.

      (iv) Upon the consummation of the Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to the Initial Notes that Initial Notes issued to certain Holders be issued in global form will cease to apply and certificated Initial Notes with the restricted securities legend set forth in Exhibit A hereto will be available to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form without any restrictive legends will be available to Holders that exchange such Initial Note in the Exchange Offer.

      (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes will be returned to or retained and cancelled by the Trustee or its agent in accordance with Section
2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

      (h) General Provisions Relating to Transfers and Exchanges.

            (i) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Definitive Notes and Global Notes at the Registrar's request.

            (ii) No service charge will be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.11, 3.6, 3.7, 4.10, 4.14 and 9.5 hereto).

            (iii) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

            (iv)  Neither the Registrar nor the Company will be required:

                  (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 Business Days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection; or

                  (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                  (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

            (v) The Trustee will authenticate Definitive Notes and Global Notes in accordance with the provisions of Section 2.2 hereof.

      (i) Certain Transfers in Connection with and after the Exchange Offer. Notwithstanding any other provision of this Indenture: (i) no Exchange Note may be exchanged by the Holder thereof for an Initial Note; (ii) accrued and unpaid interest on the Initial Notes being exchanged in the Exchange Offer will be due and payable on the next Interest Payment Date for the Exchange Notes following the Exchange Offer; and (iii) interest on the Exchange Notes to be issued in the Exchange Offer will accrue from the date of the Exchange Offer.

SECTION 2.7. CERTIFICATED NOTES.

      (a) A Global Note deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.6 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depository is not appointed by the Company within 90 days of such notice, or
(ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

      (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.7 shall be surrendered by the Depository to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of certificated Initial Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.7 shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.6(f), bear the restricted securities legend set forth in Exhibit A hereto.

      (c) In the event of the occurrence of any of the events specified in
Section 2.7(a), the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

SECTION 2.8. REPLACEMENT NOTES.

      If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company will, upon the written request of the Holder thereof, issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by such Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

      Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

      The provisions of this Section 2.8 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.9. OUTSTANDING NOTES.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it (or its agent), those delivered to it (or its agent) for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

      If a Note is replaced pursuant to Section 2.8 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note (other than a mutilated Note surrendered for replacement) is held by a bona fide purchaser (as such term is defined in Section 8-302 of the Uniform Commercial Code as in effect in the State of New York).

      If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than the Company or any of its Subsidiaries) holds, on a redemption date or maturity date, cash or Cash Equivalents sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

SECTION 2.10. TREASURY NOTES.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee has actual knowledge are so owned will be so disregarded.

SECTION 2.11. TEMPORARY NOTES.

      Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes will be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as will be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

      Until such exchange, Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

SECTION 2.12. CANCELLATION.

      The Company at any time may deliver Notes to the Trustee or its Agent for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee (or its Agent) and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes will be delivered to the Company from time to time. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee (or its Agent) for cancellation. If the Company acquires any of the Notes, such acquisition will not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee (or its Agent) for cancellation pursuant to this Section 2.12.

SECTION 2.13. DEFAULTED INTEREST.

      If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, provided that no such special record date will be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such defaulted interest to be paid.

SECTION 2.14. PERSONS DEEMED OWNERS.

      Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent, the Company and any agent of the foregoing will deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes (including the purpose of receiving payment of principal of and interest on such Notes; provided that defaulted interest will be paid as set forth in Section 2.13), and none of the Trustee, any Agent, the Company or any agent of the foregoing will be affected by notice to the contrary.

SECTION 2.15. CUSIP, CINS AND ISIN NUMBERS.

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will print CUSIP, CINS and ISIN numbers on the Notes, and the Trustee may use CUSIP, CINS and ISIN numbers in notices of redemption and purchase as a convenience to Holders; provided, however, that any such notices may state that no representation is made as to the correctness of such numbers as printed on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or purchase will not be affected by any defect or omission in such numbers.

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

SECTION 3.1. NOTICES TO TRUSTEE.

      If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it will furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of Section 3.7 pursuant to which the redemption will occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and accrued and unpaid interest and (v) whether it requests the Trustee to give notice of such redemption. Any such notice may be cancelled at any time prior to the mailing of notice of such redemption to any Holder and will thereby be void and of no effect.

SECTION 3.2. SELECTION OF NOTES TO BE REDEEMED.

      If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of any applicable Depository and securities exchange requirements or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate and in such manner as complies with any such requirements and any applicable legal requirements; provided that no Notes of $1,000 principal amount or less will be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

      The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, will be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.3. NOTICE OF REDEMPTION.

      At least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder's registered address.

      The notice will identify the Notes to be redeemed and will state:

      (a) the redemption date;

      (b) the redemption price and accrued and unpaid interest;

      (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

      (d) the name and address of the Paying Agent;

      (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

      (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;

      (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

      (h) that no representation is made as to the correctness or accuracy of the CUSIP, CIN and ISIN number, if any, listed in such notice or printed on the Notes.

      At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; provided, however, that the Company will have delivered to the Trustee, at least 40 days prior to the redemption date (unless a shorter period is acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4. EFFECT OF NOTICE OF REDEMPTION.

      Unless otherwise stated therein, once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

SECTION 3.5. DEPOSIT OF REDEMPTION PRICE.

      On or prior to the redemption date, the Company will deposit with the Paying Agent (other than the Company or any of its Subsidiaries) money sufficient in immediately available funds to pay the redemption price of, and accrued interest on all, Notes to be redeemed on that date. The Paying Agent will promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed. If the money is deposited on the redemption date, such deposit will be made by 11:00 a.m. New York City time.

      If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption whether or not such Notes are presented for payment, and the only remaining right of the Holders of such Notes will be to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest will be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption will not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal from the redemption date until such principal is paid and to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

SECTION 3.6. NOTES REDEEMED IN PART.

      Upon surrender of a Note that is redeemed in part, the Company will issue and, upon the Company's written request, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7. OPTIONAL REDEMPTION.

      (a) Except as set forth in clause (b) of this Section 3.7, the Company will not have the option to redeem the Notes pursuant to this Section 3.7 prior to December 15, 2000. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve month period beginning on December 15 of the years indicated below:

                  Year                            Percentage
                  ----                            ----------

                  2000                            106.4375%
                  2001                            104.2917%
                  2002                            102.1458%
                  2003 and thereafter             100.0000%

           (b) Notwithstanding the foregoing, on or prior to December 15, 1999, the Company may redeem up to 35% in the aggregate principal amount of the Notes originally outstanding at a redemption price of 112 7/8% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date with the net proceeds of a Public Equity Offering;

provided that no less than 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption; and provided further, that notice of such redemption will be given not later than 30 days, and such redemption will occur not later than 90 days, after the date of the closing of such Public Equity Offering.

      (c) Any redemption pursuant to this Section 3.7 will be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

SECTION 3.8. MANDATORY REDEMPTION.

      Except as set forth under Sections 4.10 and 4.14 hereof, the Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.1. PAYMENT OF NOTES.

      The Company will pay or cause to be paid in the Borough of Manhattan, The City of New York the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, interest and Liquidated Damages, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, interest and Liquidated Damages, if any, then due. The Paying Agent will return to the Company, no later than two Business Days following the date of payment, any money (including accrued interest) in excess of the amounts paid on the Notes.

      The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent that such interest is an allowed claim enforceable against the debtor under any Bankruptcy Law) on overdue principal and premium, if any, at a rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent that such interest is an allowed claim against the debtor under such Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) from time to time on demand at the same rate to the extent lawful.

SECTION 4.2. MAINTENANCE OF OFFICE OR AGENCY.

      The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.

SECTION 4.3. PROVISIONS OF REPORTS AND OTHER INFORMATION.

      (a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee and the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission following consummation of the Exchange Offer, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company will include an unaudited consolidating balance sheet and related statements of income and cash flows for the Company and its Subsidiaries, separately identifying the Company and its Restricted Subsidiaries as one group and the Company's Unrestricted Subsidiaries as a separate group, in all reports containing the consolidated financial statements (which in the case of annual reports will be audited) of the Company and its consolidated Subsidiaries which are required to be delivered by the Company to the Holders of Notes pursuant to this Section 4.3, including the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. If required by the terms thereof, the Company will also comply with the provisions of TIA Section 314(a).

      (b) So long as any of the Notes remain outstanding, the Company will furnish to the Holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

      (c) If the Company instructs the Trustee to distribute any of the documents described in Section 4.3(a) to the Holders, the Company will provide the Trustee with a sufficient number of copies of all such documents that the Company may be required to deliver to such Holders.

SECTION 4.4. COMPLIANCE CERTIFICATE.

      (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal quarter has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default will have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, interest or Liquidated Damages, if any, on, the Notes are prohibited or, if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3 above will be accompanied by a written statement of the Company's independent public accountants (who will be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants will not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5. TAXES.

      The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except (i) such as are contested in good faith and by appropriate proceedings or
(ii) such as for which reserve or other appropriate provision, if any, as will be required to be in conformity with GAAP, has been made therefor, or (iii) where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.6. STAY, EXTENSION AND USURY LAWS.

      The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7. LIMITATION ON RESTRICTED PAYMENTS.

      (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to any direct or indirect holder of the Company's Equity Interests in its capacity as such, other than dividends or distributions (A) paid or payable in Equity

Interests (other than Disqualified Stock) of the Company or (B) paid or payable to the Company or any Wholly Owned Restricted Subsidiary of the Company or (C) paid or payable in respect of Equity Interests of a Restricted Subsidiary to Persons other than the Company or a Restricted Subsidiary of the Company on not more favorable terms than a pro rata basis with dividends or distributions being paid in respect of Equity Interests held by the Company or a Restricted Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company or any Restricted Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except at or following final maturity of such Indebtedness; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

      (I) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof;

      (II) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.9(a); and

      (III) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made by the Company and its Restricted Subsidiaries after the date of this Indenture will not exceed, at the date of determination, the sum of (A) an amount equal to the Company's Consolidated Cash Flow from the first day of the Company's first full fiscal quarter following the date of this Indenture to the end of the Company's most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, less the product of 1.5 times the Company's Consolidated Interest Expense from the first day of the Company's first full fiscal quarter following the date of this Indenture to the end of the Company's most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, plus (B) 100% of the aggregate amount of cash and marketable securities contributed to the capital of the Company after the date of this Indenture, plus (C) 100% of the aggregate net cash proceeds received by the Company from the issue or sale after the date of this Indenture of Equity Interests of the Company or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus
(D) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (1) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (2) the initial amount of such Restricted Investment, plus (E) the aggregate amount of any cash dividends or distributions on any Restricted Investment and any repayment in cash of loans constituting Restricted Investments and the amount of any guarantee that constituted a Restricted Investment and is or has been released.

      (b) The provisions of Section 4.7(a) will not prohibit (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition will be excluded from clause (III) of Section 4.7(a); (iii) the defeasance, redemption, retirement or acquisition for value or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition will be excluded from clause (III) of Section 4.7(a); (iv) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company from an employee or former employee of the Company or any of its Subsidiaries in connection with such employee's death, disability or termination of employment; provided that the amount expended by the Company or any of its Restricted Subsidiaries in connection with such redemption, repurchase, retirement or other acquisition does not exceed $500,000 (or the equivalent thereof at time of determination) per year; provided further, that any amount of such permitted amount which is not expended may be carried over to any subsequent year; and (v) the redemption, repurchase, retirement or other acquisition of any Equity Interest of any of the Company's Restricted Subsidiaries.

      (c) The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (i) the net book value of such Investments at the time of such designation, (ii) the Fair Market Value of such Investments at the time of such designation and (iii) the original Fair Market Value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Upon being so designated as an Unrestricted Subsidiary, any Subsidiary Guarantee which was previously executed by such Unrestricted Subsidiary will be deemed terminated.

      (d) The amount of all Restricted Payments not made in cash will be the Fair Market Value (which, if it exceeds $1,000,000 (or the equivalent thereof at time of determination), will be determined by, and set forth in, a resolution of the Board of Directors of the Company and described in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the fiscal quarter end following the date of making any Restricted Payment, the Company will deliver to the Trustee an Officers' Certificate stating that such Restricted Payments during such quarter were permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.8. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
             SUBSIDIARIES.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries,
(iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, (iv) grant any Liens or security interests in favor of the Holders of the Notes and the Trustee or (v) guarantee the Notes or any renewals or refinancings thereof, except for such encumbrances or restrictions existing under or by reason of (A) Existing Indebtedness or the Bank Credit Agreement, (B) applicable law, (C) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (D) by reason of (x) customary non-assignment provisions in leases, licenses, sales agreements or other contracts entered into in the ordinary course of business and consistent with past practices or (y) restrictions imposed pursuant to a binding agreement for the sale or disposition of all or substantially all of the Equity Interests or assets of any Restricted Subsidiary, provided such restrictions apply solely to the Equity Interests or assets being sold, (E) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (F) restrictions imposed by Permitted Liens on the transfer of the assets that are subject to such Liens,
(G) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive, as a whole, than those contained in the agreements governing the Indebtedness being refinanced or (H) provisions in agreements with other persons who own Equity Interests in a Restricted Subsidiary which have the effect of requiring that transactions described in clauses (ii) or (iii) above be effected on terms no more favorable to the Company or its Restricted Subsidiaries than a pro rata basis in accordance with Equity Interests owned in such Restricted Subsidiary.

SECTION 4.9. LIMITATION ON INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.

      (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) or Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if, at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom (including the application or the use of the net proceeds therefrom to repay Indebtedness or make any Restricted Payment) as if the same had occurred at the beginning of the most recently ended full fiscal quarter of the Company for which internal financial statements are available, the Company's Leverage Ratio would have been no greater than 6.5 to 1.

      (b) The foregoing provisions will not apply to:

      (i) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness pursuant to the Bank Credit Agreement in an amount not to exceed $40,000,000 (or the equivalent thereof at time of determination) at any time outstanding, less the aggregate amount of all permanent reductions thereto pursuant to Section 4.10;

      (ii) Indebtedness of any Restricted Subsidiary consisting of a guarantee of Indebtedness under the Bank Credit Agreement;

      (iii) Existing Indebtedness;

      (iv) the incurrence by the Company of Indebtedness represented by the Notes and this Indenture;

      (v) the incurrence of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries or TV Filme Servicos; provided that (a) if the Company is an obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes and (b) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, or any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

      (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding or currency exchange rate risk;

      (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by this Indenture to be incurred; and

      (viii) the incurrence of Indebtedness by the Company or any of its Restricted Subsidiaries having a Weighted Average Life to Maturity in excess of the Weighted Average Life to Maturity on the Notes lent by one or more Strategic Investors (or any Subsidiaries thereof and including any refinancing of such outstanding amount) resulting in up to $50,000,000 (or the equivalent thereof at time of determination) in aggregate Net Proceeds; provided that (A) such Indebtedness (and any refinancing thereof) is subordinated in right of payment to the prior payment in full in cash of all Obligations (including principal, interest and premium, if any) of the Company under the Notes and this Indenture (including as a consequence of any repurchase, redemption or other repayment of the Notes, including, without limitation, by way of optional redemption, Asset Sale Offer or Change of Control Offer to the extent such rights to repayment are exercised by the Holders) such that (I) the Company or such Restricted Subsidiary will make no payment or distribution in respect of such Indebtedness and may not acquire such Indebtedness until the prior payment in full in cash of all Obligations in respect of the Notes if any Default on the Notes will occur and be continuing and (II) the holders of such Indebtedness may not take any action to enforce or accelerate such Indebtedness until the Holders of the Notes have taken such action in respect of the Notes, (B) such Indebtedness (and any refinancing thereof) is not guaranteed by any of the Company's Subsidiaries and is not secured by any Lien on any property or asset of the Company or any Subsidiary (other than an escrow of proceeds of such Indebtedness or similar arrangement pending use by or disbursement to the Company or a Subsidiary), (C) such Indebtedness (and any refinancing thereof) has no scheduled maturity of principal earlier than a date at least one year after the final stated maturity of the Notes, (D) accreted interest on such Indebtedness will only be payable on the maturity thereof and cash interest on such Indebtedness will only be payable to the extent that immediately prior to and after such payment of interest the Company is permitted to incur $1.00 of Indebtedness under the ratio described in the first paragraph of this covenant and (E) the holders of such

Indebtedness will assign any rights to vote, including by way of proxy, in a bankruptcy, insolvency or similar proceeding to the Trustee;

      (ix) issuance of preferred stock by a Restricted Subsidiary of the Company to the Company or any of its Restricted Subsidiaries; or

      (x) issuance of preferred stock, which is not Disqualified Stock, by a Restricted Subsidiary of the Company which is a Guarantor to any Person.

SECTION 4.10. LIMITATION ON ASSET SALES.

      (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (which, if it exceeds $1,000,000 (or the equivalent thereof at time of determination), will be determined by, and set forth in, a resolution of the Board of Directors of the Company and described in an Officers' Certificate of the Company delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are cancelled or assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (B) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are promptly (but in any event, within 30 days) converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) will be deemed to be cash or Cash Equivalents for purposes of this provision. For purposes of this Section 4.10, TV Filme Servicos will be deemed a Restricted Subsidiary of the Company.

      (b) Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply, directly or indirectly, such Net Proceeds (i) to permanently reduce Indebtedness under the Bank Credit Agreement (and to correspondingly reduce commitments with respect thereto) or (ii) to the acquisition of a majority interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case in the Telecommunications Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under the Bank Credit Agreement or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this Section 4.10(b) will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5,000,000 (or its equivalent thereof at time of determination), the Company will be required to make an offer to all Holders of Notes and to all other holders of senior Indebtedness (other than holders of Indebtedness under the Bank Credit Agreement) (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and of such other senior Indebtedness, on a pro rata basis, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to, in the case of the Notes, 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon (the "Net Proceeds Offer Price") to the date of purchase (the "Net Proceeds Purchase Date"), and, in the case of all other senior Indebtedness, 100% of the principal amount thereof, plus accrued and unpaid interest, or premium, if any, thereon to the date of purchase, in accordance with the procedures, in the case of the Notes, set forth in Section 4.10(e) and (f). To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess

Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes (subject to the restrictions of this Indenture). If the aggregate principal amount of Notes and such other senior Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes with denominations of $1,000 or integral multiples thereof will be purchased). Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset at zero. Notwithstanding the preceding provisions of this Section 4.10(b) which may be to the contrary, the Company will not be required to include in any Asset Sale Offer any offer to purchase any Indebtedness (other than the Notes) which by its terms does not require such offer. For purposes of this Section 4.10, the principal amount of Notes for which an Asset Sale Offer shall be made is referred to as the "Net Proceeds Offer Amount."

      (c) The Company will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary of the Company to any Person (other than the Company or a Restricted Subsidiary of the Company), unless (i)(A) after giving effect to such transfer, conveyance, sale, lease or other disposition, the Restricted Subsidiary which is subject to such transaction remains a Restricted Subsidiary or (B) such transfer, conveyance, sale, lease or other disposition is of all of the Capital Stock of such Restricted Subsidiary owned by the Company and its Restricted Subsidiaries and (ii) such transaction is conducted in accordance with this Section 4.10.

      (d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes using Excess Proceeds.

      (e) Upon notice of an Asset Sale Offer provided to the Trustee by the Company, notice of such Asset Sale Offer will be mailed by the Trustee (at the Company's expense) not less than 30 calendar days nor more than 60 calendar days before the Net Proceeds Purchase Date to each Holder of Notes at such Holder's last registered address appearing in the Register. The Company will provide the Trustee with copies of all materials to be delivered with such notice. The notice will contain all instructions and material necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. In such notice, the Company will state: (1) that the Asset Sale Offer is being made pursuant to this
Section 4.10 and that it will purchase the principal amount of Notes equal to the Net Proceeds Offer Amount; (2) the Net Proceeds Offer Price and the Net Proceeds Purchase Date; (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Net Proceeds Offer Price, all Notes accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Net Proceeds Purchase Date; (5) that Holders electing to have any Notes purchased pursuant to such Asset Sale Offer will be required to surrender the Notes, and complete the section entitled "Option of Holder to Elect Purchase" on the reverse of the Notes or transfer beneficial ownership of such Notes by book-entry transfer, to the Company, the Depository (if appointed by the Company), or the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Net Proceeds Purchase Date; (6) that Holders will be entitled to withdraw their election if the Company, the Depository or the Paying Agent, as the case may be, receives, not later than the close of business on the third Business Day preceding the Net Proceeds Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), provided that the principal amount of such unpurchased portion must be equal to $1,000 or an integral multiple thereof.

      (f) On the Net Proceeds Purchase Date, the Company will (i) accept for payment Notes or portions thereof validly tendered pursuant to the Asset Sale Offer (on a pro rata basis if required), (ii) deposit with the Paying Agent money in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so accepted, and (iii) deliver to the Trustee Notes so accepted together with an Officer's Certificate stating the Notes or portions thereof accepted for payment by the Company. If the Company complies with its obligations set forth in the immediately preceding sentence, whether or not a Default or Event of Default has occurred and is continuing on the Net Proceeds Purchase Date, the Paying Agent will as promptly as practicable mail to each Holder of Notes so accepted payment in an amount equal to the purchase price, and the Company will execute and the Trustee will as promptly as practicable authenticate and mail or deliver to such Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be as promptly as practicable mailed or delivered by the Company to the Holders thereof. The Company will publicly announce the results of the Asset Sale Offer on or as promptly as practicable after the Net Proceeds Purchase Date. For purposes of this Section 4.10, the Trustee will act as the Paying Agent.

SECTION 4.11. LIMITATION ON TRANSACTIONS WITH AFFILIATES.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (other than the Company or a Wholly Owned Restricted Subsidiary) (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions after the date of this Indenture involving aggregate consideration in excess of $2,000,000 (or the equivalent thereof at time of determination), a resolution described in an Officers' Certificate, certifying that such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions after the date of this Indenture involving aggregate consideration in excess of $5,000,000 (or the equivalent thereof at time of determination), an opinion as to the fairness to the Holders of the Notes of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of recognized national standing; provided that (1) any transaction with an officer or director of the Company or any Restricted Subsidiary (in connection with such person's compensation, employee benefit or severance arrangements) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and customary in the industry of the Company or such Restricted Subsidiary, (2) transactions between or among the Company and its Restricted Subsidiaries, (3) the Programming Agreement, (4) the Operating Agreement and (5) Restricted Payments and Permitted Investments that are permitted under Section 4.7, in each case, will not be deemed Affiliate Transactions.

SECTION 4.12. LIMITATION ON LIENS.

      The Company will not, and will not permit any of its Restricted Subsidiaries or TV Filme Servicos to, directly or indirectly, create, incur, affirm, assume or suffer to exist any Lien of any kind on any property or asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless (i) in the case of Liens securing Indebtedness subordinate to the Notes, the Notes are secured by a valid, perfected Lien on such property or asset that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured; provided, however, that the foregoing will not prohibit or restrict Permitted Liens.

SECTION 4.13. LIMITATIONS ON ISSUANCE OF GUARANTEES OF INDEBTEDNESS.

      The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee the payment of any other Indebtedness of the Company (other than Indebtedness permitted under the Bank Credit Agreement pursuant to clause (i) of Section 4.9(b)) unless such Restricted Subsidiary simultaneously executes and delivers a Guarantee in the form of Exhibit G hereto providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee will be senior to or pari passu with such Restricted Subsidiary's Guarantee of such other Indebtedness, except that (i) such Guarantee need not be secured unless required pursuant to the provisions of Section 4.12, and (ii) if such Indebtedness is by its terms expressly subordinated to the Notes, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness will be subordinated to such Restricted Subsidiary's assumption, guarantee or other liability with respect to the Notes to the same extent as such Indebtedness is subordinated to the Notes. Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes will provide by its terms that it will be automatically and unconditionally released and discharged upon either (i) the release or discharge of such Guarantee of Indebtedness, except a discharge by or as a result of payment under such Guarantee or (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company, of all of the Company's stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture.

SECTION 4.14. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

      (a) Upon the occurrence of a Change of Control, the Company will make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Payment"). Within 20 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction that constitutes the Change of Control and offering to repurchase Notes pursuant to the procedures required by this Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

      (b) On a date that is at least 30 but no more than 60 days from the date on which the Company mails notice of the Change of Control (the "Change of Control Payment Date"), the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Trustee an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and
(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Trustee will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Unless the

Company defaults in the payment for any Notes properly tendered pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date.

      (c) The Change of Control provisions described in this Section 4.14 will be applicable whether or not any other provisions of this Indenture are applicable.

      (d) Notice of a Change of Control Offer will be mailed by the Company, with a copy to the Trustee, or, at the Company's option, by the Trustee (at the Company's expense) not more than 30 calendar days after the Change of Control to each Holder of the Notes at such Holder's last registered address appearing in the Register. In such notice, the Company will describe the transaction that constitutes the Change of Control and offer to repurchase Notes pursuant to the procedures required by this Section 4.14 and described in such notice. The notice will contain all instructions and materials necessary to enable Holders to tender Notes pursuant to the Change of Control Offer. In addition, the notice will state: (1) that the Change of Control Offer is being made pursuant to this
Section 4.14 and that all Notes tendered will be accepted for payment; (2) the Change of Control Payment and the Change of Control Payment Date, which will be no sooner than 60 nor later than 90 days after the Change of Control; (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to deliver the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, the Depository (if appointed by the Company), or the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Purchase Date; (6) that Holders will be entitled to withdraw their election if the Company, the Depository or the Paying Agent, as the case may be, receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to at least $1,000 in principal amount or an integral multiple thereof.

      (e) On the Change of Control Payment Date, the Company will (i) accept for payment Notes or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money in immediately available funds sufficient to pay the purchase price of all Notes or portions thereof so accepted, and (iii) deliver to the Trustee Notes so accepted together with an Officer's Certificate stating the Notes or portions thereof accepted for payment by the Company. If the Company complies with its obligations set forth in the immediately preceding sentence, whether or not a Default or Event of Default has occurred and is continuing on the Change of Control Purchase Date, the Paying Agent will as promptly as practicable mail or deliver to each Holder of Notes so accepted payment in an amount equal to the purchase price, and the Company will execute and the Trustee will as promptly as practicable authenticate and mail or deliver to such Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted will be as promptly as practicable mailed or delivered by the Trustee to the Holders thereof. The Company will publicly announce the results of the Change of Control Offer on or as promptly as practicable after the Change of Control Purchase Date. For purposes of this Section 4.14, the Trustee will act as the Paying Agent.

      (f) Prior to complying with the other provisions of this Section 4.14, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Indebtedness to permit the repurchase of Notes required by this Section 4.14.

      (g) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.15. CORPORATE EXISTENCE.

      Except as otherwise permitted pursuant to the terms hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Significant Subsidiaries and TV Filme Servicos, in accordance with their respective organizational documents (as the same may be amended from time to time), and (ii) the material rights (charter and statutory), licenses and franchises of the Company, its Significant Subsidiaries and TV Filme Servicos; provided, however, that the Company will not be required to preserve any such right, license or franchise of itself, any of its Significant Subsidiaries or TV Filme Servicos, or the corporate, partnership or other existence of any of its Significant Subsidiaries, if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof would not reasonably be expected to be adverse in any material respect to the Holders of the Notes.

SECTION 4.16. LIMITATION ON ASSET SWAPS.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, in one or a series of related transactions, directly or indirectly, engage in any Asset Swaps, unless:

      (i) at the time of entering into the agreement to swap assets and immediately after giving effect to the proposed Asset Swap, no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof;

      (ii) the Company would, at the time of entering into the agreement to swap assets and after giving pro forma effect to the proposed Asset Swap as if such Asset Swap had occurred at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.9(a);

      (iii) the respective Fair Market Values of the assets being purchased and sold by the Company or any of its Restricted Subsidiaries are substantially the same at the time of entering into the agreement to swap assets; and

      (iv) at the time of the consummation of the proposed Asset Swap, the percentage of any decline in the Fair Market Value of the asset or assets being acquired by the Company and its Restricted Securities will not be significantly greater than the percentage of any decline in the Fair Market Value of the assets being disposed of by the Company or its Restricted Subsidiaries, calculated from the time the agreement to swap assets was entered into.

SECTION 4.17. LIMITATION ON SALE LEASEBACK TRANSACTIONS.

      The Company will not, and will not permit any of its Restricted Subsidiaries or TV Filme Servicos to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if the Company could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Leverage Ratio test set forth in Section 4.9(a) and (ii) incurred a Lien to secure such Indebtedness pursuant to Section 4.12.

SECTION 4.18. LIMITATION ON BUSINESS ACTIVITIES.

      (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than the Telecommunications Business and such business activities as are incidental or directly related thereto.

      (b) The Company will not permit (i) TV Filme Servicos to engage in any business other than the holding of authorizations, licenses or permits issued by the Ministry of Communications or such other applicable Brazilian governmental authority or agency in connection with the Telecommunications Business and business activities incidental or directly related thereto; (ii) TV Filme Servicos to incur any Indebtedness other than Indebtedness to the Company or any of its Restricted Subsidiaries; (iii) the Operating Agreement to terminate or be modified in any way which prevents the Company and its Restricted Subsidiaries from operating pay television systems relating to such authorizations, licenses or permits; and (iv) its ownership interest in TV Filme Servicos to be decreased.

SECTION 4.19. PLEDGED SECURITIES.

      (a) On the date of this Indenture, the Company will cause ITSA to purchase and pledge to the Trustee, for the benefit of the Holders of the Notes, the Pledged Securities in such amount as will be sufficient upon receipt of scheduled interest and principal payments of such securities, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first four scheduled interest payments due on the Notes. The Pledged Securities will be pledged by ITSA to the Trustee for the benefit of the Holders of the Notes pursuant to the Pledge Agreement and will be held by the Trustee in the Pledge Account.

      (b) Interest earned on the Pledged Securities will be added to the Pledge Account. In the event that the funds or Pledged Securities held in the Pledge Account exceed the amount sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first four scheduled interest payments due on the Notes (or, in the event an interest payment or interest payments have been made, an amount sufficient to provide for payment in full of any interest payments remaining, up to and including the fourth scheduled interest payment), the Trustee will be permitted to release to ITSA, at the Company's request, any such excess amount.

SECTION 4.20. PLEDGED INTERCOMPANY NOTE.

      On the date of this Indenture, the Company will loan the proceeds from the sale of the Initial Notes to ITSA, which loan will be evidenced by the Intercompany Note. On the date of this Indenture, the Company will cause the Intercompany Note to be pledged by the Company to the Trustee for the benefit of the Holders of the Notes pursuant to the Note Pledge Agreement as security for payment of principal and interest under the Notes.

SECTION 4.21. SUBSIDIARY GUARANTEES.

      (a) The Company will cause each of TV Filme Brasilia Servicos de Telecomunicacoes Ltda., TV Filme Goiania Servicos de Telecomunicacoes Ltda. and TV Filme Belem Servicos de Telecomunicacoes Ltda. to execute and deliver a Subsidiary Guarantee to the Trustee on the date of this Indenture.

      (b) If the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the date of this Indenture, and if such newly acquired or created Restricted Subsidiary is required pursuant to the terms of this Indenture to execute and deliver a Subsidiary Guarantee, the Company will cause such Restricted Subsidiary to execute such Subsidiary Guarantee and deliver it to the Trustee, together with an Opinion of Counsel in a form reasonably satisfactory to the Trustee.

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.1. MERGER, CONSOLIDATION, OR SALE OF ASSETS.

      (a) The Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity, unless:

      (i) the Company is the surviving entity or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

      (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

      (iii) immediately after giving effect to such transaction, no Default or Event of Default exists or would exist;

      (iv) such transaction will not result in the loss or suspension or material impairment of any Material Telecommunications License;

      (v) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (A) will (treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction) have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.9(a); and

      (vi) the Company will have delivered to the Trustee an Officers' Certificate and an opinion of counsel in form reasonably satisfactory to the Trustee, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

      (b) Subject to the provisions described in Section 5.1(e), no Guarantor may consolidate or merge with or into (whether or not such Guarantor is the surviving entity or Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, entity or Person unless:

      (i) the entity or Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of such Guarantor under the Subsidiary Guarantee, in form satisfactory to the Trustee;

      (ii) immediately after such transaction, no Default or Event of Default exists;

      (iii) the Company and its Restricted Subsidiaries will have Consolidated Net Worth immediately after such transaction equal to or greater than the Consolidated Net Worth of the Company and its Restricted Subsidiaries immediately preceding such transaction;

      (iv) the Company and its Restricted Subsidiaries would, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.9(a);

      (v) the Company will have delivered to the Trustee an Officers' Certificate, and an Opinion of Counsel in form reasonably satisfactory to the Trustee, each stating that such consolidation, merger or transfer complies with this Indenture; and

      (vi) such Guarantor will have delivered a written instrument in form reasonably satisfactory to the Trustee confirming its Subsidiary Guarantee after giving effect to such consolidation, merger or transfer.

Notwithstanding the foregoing, any Guarantor may merge into, consolidate with or transfer all or part of its properties or assets to the Company, one or more Guarantors or one or more Restricted Subsidiaries which become Guarantors concurrently therewith.

      (c) Notwithstanding Section 5.1(b), if no Default exists or would exist under this Indenture, concurrently with any sale or disposition (by merger or otherwise) of any Guarantor in accordance with the terms of this Indenture (other than a transaction subject to the provisions of Section 5.1(b)) by the Company or any of its Restricted Subsidiaries to any Person that is not an Affiliate of the Company or any of its Restricted Subsidiaries, such Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee; provided, however, that any such release will occur only to the extent that all obligations of such Guarantor under, and all of its guarantees of, and all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company or any of its Restricted Subsidiaries will also terminate upon such release, sale or transfer.

      (d) For purposes of this Section 5.1, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more of the Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company or the applicable Guarantor, as the case may be, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company or the applicable Guarantor, as the case may be.

      (e) Notwithstanding clause (v) of Section 5.1(a), (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to, the Company and (ii) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

SECTION 5.2. SUCCESSOR COMPANY SUBSTITUTED.

      Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole in accordance with Section 5.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made, will succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor corporation had been named as the Company therein; and thereafter, if the Company is dissolved following a transfer of all or substantially all of its assets in accordance with this Indenture, the Company will be discharged and released from all obligations and covenants under this Indenture and the Notes. The Trustee will enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.1. EVENTS OF DEFAULT.

      An "Event of Default" occurs if one of the following will have occurred and be continuing:

      (a) the Company defaults in the payment when due of any interest payable on or prior to December 15, 1998 with respect to the Notes;

      (b) the Company defaults in the payment when due of any interest payable after December 15, 1998 or Liquidated Damages with respect to the Notes at any time, which default continues for a period of 30 calendar days;

      (c) the Company defaults in payment when due of the principal of or premium, if any, on the Notes;

      (d) the Company fails to comply with the provisions of Sections 4.10, 4.14, 4.19, 4.20, 4.21 or 5.1;

      (e) the Company fails to comply with any of its other agreements in this Indenture or the Notes and such failure continues for 30 days after notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

      (f) the Company defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness following the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 (or the equivalent thereof at time of determination) or more;

      (g) the Company or any of its Restricted Subsidiaries fail to pay final non-appealable judgments rendered against the Company or any of its Restricted Subsidiaries aggregating in excess of $2,500,000 (or the equivalent thereof at time of determination), which judgments are not paid, discharged or stayed for a period of 60 days after such judgments become final and non-appealable; and

      (h) the Company or any Restricted Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) admits in writing its inability to pay its debts generally as they become due; or takes any comparable action under any foreign laws relating to insolvency;

      (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding, (ii) appoints a Custodian of the Company or any Significant Subsidiary of the Company or for all or substantially all of its respective properties, or (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company; or any similar relief is granted under any foreign laws, and in each case the order or decree remains unstayed and in effect for 60 calendar days.

      Notwithstanding the foregoing, if an Event of Default specified in clause
(f) above occurs and is continuing, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) will be annulled and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if (i) the Indebtedness that is the subject of such Event of Default has been repaid, or (ii) the default relating to such Indebtedness is waived or cured (and if such Indebtedness has been accelerated, when the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness).

   In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of this Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to December 15, 2000 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the premium specified in this Indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

SECTION 6.2. ACCELERATION.

      If any Event of Default specified in clauses (a), (b), (c), (d), (e), (f) or (g) of Section 6.1 occurs and is continuing, then the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare the unpaid principal of, and any accrued interest on, all the Notes to be due and payable immediately. If any Event of Default with respect to the Company specified in clauses (h) or (i) of
Section 6.1 hereof occurs with respect to the Company, any Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company, all outstanding principal and interest on the Notes will be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Notes then outstanding, by written notice to the Trustee and to the Company, may rescind an acceleration (except an acceleration due to a default in payment of the principal of, or premium, interest or Liquidated Damages, if any, on, any of the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium, interest that have become due solely because of the acceleration) have been cured or waived.

SECTION 6.3. OTHER REMEDIES.

      Subject to Section 6.2, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect any payment due on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4. WAIVER OF PAST DEFAULTS.

      Subject to Section 9.2, Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder (including without limitation acceleration and its consequences, including any related payment default that resulted from such acceleration) except a continuing Default or Event of Default in the payment of the principal of or premium, interest or Liquidated Damages on the Notes. Upon any such waiver, such Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured for every purpose of this Indenture; but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5. CONTROL BY MAJORITY.

      The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder or that involves the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 6.6. LIMITATION ON SUITS.

      Subject to the provisions of Section 6.7 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes (including without limitation the institution of any proceeding, judicial or otherwise, with respect to the Notes or this Indenture or for the appointment of a receiver or trustee for the Company and/or any of its Subsidiaries) unless:

      (a) the Holder has given to the Trustee written notice of a continuing Event of Default;

      (b) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made a written request to the Trustee to pursue the remedy;

      (c) such Holders have offered to provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

      (d) the Trustee has not complied with the request within 60 calendar days after receipt of the request and the offer of indemnity; and

      (e) during such 60-day period, the Holders of a majority in aggregate principal amount of the Notes then outstanding have not given the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

      A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.7. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

      The right of any Holder of a Note to receive payment of principal of, and premium, if any, interest or Liquidated Damages, if any, on, such Note, on or after the respective due dates expressed in such Note (including in the case of a redemption, the applicable redemption price on the applicable redemption date), or to bring suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such Holder.

SECTION 6.8. COLLECTION SUIT BY TRUSTEE.

      If an Event of Default specified in Section 6.1(a), (b) or (c) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for principal of, premium, if any, interest and Liquidated Damages, if any, on, the Notes and interest on overdue principal and, to the extent lawful, interest, and such further amount as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee under Section 7.7.

SECTION 6.9. TRUSTEE MAY FILE PROOFS OF CLAIM.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and will be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee will consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a Lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

      If the Trustee collects any money pursuant to this Article 6, it will pay out the money in the following order:

      First: to the Trustee, its agents and attorneys for amounts due under
Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

      Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Liquidated Damages, if any, respectively; and

      Third: the remainder to the Company or to such party as a court of competent jurisdiction will direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.


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

SECTION 6.11. UNDERTAKING FOR COSTS.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, each party to this Indenture agrees, and each Holder by its acceptance of its Notes will be deemed to have agreed, that any court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.1. DUTIES OF TRUSTEE.

      (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

      (b) Except during the continuance of an Event of Default:

            (i) the Trustee will not be liable hereunder except for such duties of the Trustee which will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer's Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not such documents conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section;

            (ii) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section 7.1.

      (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability whatsoever in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder. The Trustee will be under no obligation to exercise any of its rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders will have offered to the Trustee security and indemnity satisfactory to the Trustee in its sole subjective discretion (which discretion will be exercised in good faith) against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

      (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2. RIGHTS OF TRUSTEE.

      (a) Subject to Section 7.1, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may consult with counsel and require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

      (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes in its sole subjective discretion (which discretion will be exercised in good faith) to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) The permissive right of the Trustee to act hereunder will not be construed as a duty.

      (f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an authorized Officer of the Company.

      (g) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders will have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole subjective discretion (which discretion will be exercised in good faith) against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

      (h) The Trustee will not be required to take notice or deemed to have notice of any Event of Default hereunder, except failure by the Company to make any of the payments to the Trustee pursuant to Section 6.1(a), (b) or (c), unless the Trustee will be specifically notified in writing of such Event of Default by the Company or by one or more of the Holders.

SECTION 7.3. INDIVIDUAL RIGHTS OF TRUSTEE.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as such term is defined in TIA Section 310(b)), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (to the extent permitted under TIA Section 310(b)) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4. TRUSTEE'S DISCLAIMER.

      The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it will not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5. NOTICE OF DEFAULTS.

      If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after such event occurs. Except in the case of a Default or Event of Default under Section 6.1(a), (b) or (c) (including, without limitation, the payment of the Change of Control Price Payment on the Change of Control Payment Date, the payment of the applicable redemption price on the redemption date and the payment of the Net Proceeds Offer Price on the Net Proceeds Purchase Date), the Trustee may withhold such notice if it determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.6. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

      Within 60 days after each July 31 beginning with the July 31 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

      A copy of each report at the time of its mailing to the Holders of Notes will be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed in accordance with and to the extent required by TIA Section 313(d). The Company will promptly notify the Trustee if the Notes become listed on any stock exchange or automatic quotation system.

SECTION 7.7. COMPENSATION AND INDEMNITY.

      Absent any other agreement to the contrary, the Company will pay to the Trustee from time to time compensation as will be agreed upon between the Company and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Company will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Trustee will promptly notify the Company of any claim for which it may seek indemnity. The Company will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense with counsel acceptable to and approved by the Trustee (such approval not to be unreasonably withheld) and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent, which consent will not be unreasonably withheld. The Company need not reimburse the Trustee for any expense or indemnity against any liability or loss of the Trustee to the extent such expense, liability or loss is attributable to the gross negligence, bad faith or willful misconduct of the Trustee.

      The obligations of the Company under this Section 7.7 will survive the satisfaction and discharge of this Indenture.

      To secure the Company's payment obligations in this Section, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      The Trustee will comply with the provisions of TIA Section 313(b)(2).

SECTION 7.8. REPLACEMENT OF TRUSTEE.

      A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

      The Trustee may resign in writing upon 60 days notice and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor trustee with the consent of the Company. The Company may remove the Trustee if:

      (a) the Trustee fails to comply with Section 7.10 hereof;

      (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (c) a receiver, Custodian or public officer takes charge of the Trustee or its property; or

      (d) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint or request the Trustee to appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders of the Notes. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof will continue for the benefit of the retiring Trustee.

SECTION 7.9. SUCCESSOR TRUSTEE BY MERGER, ETC.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act will, if the resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

      There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

      This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall comply with TIA
Section 310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

      The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed will be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8
                            DEFEASANCE AND DISCHARGE

SECTION 8.1. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

      The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.2. LEGAL DEFEASANCE.

      Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company will, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.6 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, will execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged pursuant to this Indenture: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in
Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, and premium, if any, interest and Liquidated Damages, if any, on, such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and, to the extent such obligations are not satisfied by payment from such trust fund, Section 4.1 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this
Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3. COVENANT DEFEASANCE.

      Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, and subject to the satisfaction of the conditions set forth in Section 8.4 hereof, the Company will be released from its obligations under the covenants contained in Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 5.1,
and 5.2 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company need not comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby. In addition, upon the Company's exercise under 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Section 6.1(d), (f) and (g) hereof will not constitute Events of Default.

SECTION 8.4. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

      In order to exercise either Legal Defeasance or Covenant Defeasance, the Company must irrevocably deposit, or cause to be deposited, with the Trustee (or another trustee satisfying the requirements of this Indenture), in trust for such purpose, (1) money in an amount, (2) non-callable Government Securities which through the scheduled payment of principal, interest and Liquidated Damages, if any, in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment money in an amount, or
(3) a combination thereof, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, and premium, if any, and interest and Liquidated Damages, if any, on, the outstanding Notes at maturity or upon redemption, together with all other amounts payable by the Company under this Indenture. Such Legal Defeasance or Covenant Defeasance will become effective 123 days after such deposit if and only if:

            (i) no Default or Event of Default with respect to the Notes will have occurred and be continuing immediately prior to the time of such deposit;

            (ii) no Default or Event of Default pursuant to Sections 6.1(h) or 6.1(i) will have occurred at any time in the period ending on the 123rd day after the date of such deposit and will be continuing on such 123rd day;

            (iii) such defeasance does not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound (and, in furtherance of such condition, no Default or Event of Default will result under this Indenture due to the incurrence of Indebtedness to fund such deposit and the entering into of customary documentation in connection therewith, even though such documentation may contain provisions that would otherwise give rise to a Default or Event of Default); and

            (iv) the Company has delivered to the Trustee (A)(1) in the case of Legal Defeasance, an Opinion of Counsel to the effect that (x) there has been published by the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, or (2) in the case of Covenant Defeasance, an Opinion of Counsel to the effect that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (B) an Opinion of Counsel to the effect that after the 123rd day after the date of such deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (C) an Officer's Certificate stating that such deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (D) an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to such Legal Defeasance or Covenant Defeasance have been complied with.

SECTION 8.5. DISCHARGE.

      If (i) either (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust with the Trustee and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or (b) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable by their terms and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount of money in U.S. dollars sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for the principal amount, premium, if any, accrued and unpaid interest, and Liquidated Damages, if any, to the date of such deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof; (ii) the Company has paid all other sums payable by it under this Indenture; and (iii) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been theretofore deposited in trust with the Trustee and thereafter repaid to the Company or discharged from such trust) at maturity, as the case may be, then this Indenture will cease to be of further force or effect and, at the written request of the Company, accompanied by an Officer's Certificate and Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with, and upon payment of the costs, charges and expenses incurred or to be incurred by the Trustee in relation thereto or in carrying out the provisions of this Indenture, the Trustee will satisfy and discharge this Indenture ("Discharge"); provided that the Company's obligations with respect to the payment of principal, premium, if any, interest and Liquidated Damages, if any, will not terminate until the same shall apply the moneys so deposited to the payment to the Holders of Notes of all sums due and to become due thereon.

SECTION 8.6. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
             OTHER MISCELLANEOUS PROVISIONS.

      Subject to Section 8.7 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.6, the "Trustee") pursuant to Section 8.4 or 8.5 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any of its Subsidiaries or Affiliates acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

      The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or Government Securities deposited pursuant to this Section 8.6 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Anything in this Article 8 to the contrary notwithstanding, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in this
Section 8.6 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance, Covenant Defeasance or Discharge.

SECTION 8.7. REPAYMENT TO COMPANY.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company or any of its Subsidiaries or Affiliates, in trust for the payment of the principal of, or premium, if any, or interest on, any Note and remaining unclaimed for one year after such principal, premium, if any, interest or Liquidated Damages, if any, has become due and payable will be paid to the Company on its request or (if then held by the Company or any of its Subsidiaries or Affiliates) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company or any of its Subsidiaries or Affiliates as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.8. REINSTATEMENT.

      If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.2, 8.3 or 8.5 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2, 8.3 or 8.5 hereof until such time as the Trustee or Paying Agent is permitted to apply all such assets in accordance with Section 8.2, 8.3 or 8.5 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, or premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1. WITHOUT CONSENT OF HOLDERS OF NOTES.

      Notwithstanding Section 9.2 of this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Notes, the Pledge Agreement, the Note Pledge Agreement, the Intercompany Note or the Subsidiary Guarantees without the consent of any Holder:

      (a) to cure any ambiguity, defect or inconsistency;

      (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

      (c) to provide for the assumption of the Company's obligations to the Holders of Notes in the case of a merger or consolidation pursuant to Article 5 hereof;

      (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder; or

      (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA as then in effect.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.2 hereof, the Trustee will join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

SECTION 9.2. WITH CONSENT OF HOLDERS OF NOTES.

      Except as provided in Section 9.1 and in this Section 9.2, this Indenture, the Notes, the Pledge Agreement, the Note Pledge Agreement, the Intercompany Note or the Subsidiary Guarantees may be amended or supplemented by the Company, each Guarantor, ITSA and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.4 and 6.7 and the second to last paragraph of Section 6.1, and any existing default, Default, Event of Default (other than a Default or Event of Default in the payment of principal of, premium, if any, interest or Liquidated Damages, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or non-compliance with any provision of this Indenture, the Notes, the Pledge Agreement, the Note Pledge Agreement, the Intercompany Note or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes).

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture (or amendment or supplement to the Pledge Agreement, the Note Pledge Agreement, the Intercompany Note or the Subsidiary Guarantees, as the case may
be), and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee will join with the Company in the execution of such amended or supplemental Indenture (or amendment or supplement to the Pledge Agreement, the Note Pledge Agreement, the Intercompany Note or the Subsidiary Guarantees, as the case may be), and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture or any other document in connection with this Indenture that adversely affects its own rights, duties, liabilities or immunities under this Indenture or otherwise.

      It will not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it will be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

      (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

      (b) reduce the principal of or change the fixed maturity of any Note or the Intercompany Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Section 3.7);

      (c) reduce the rate of or change the time for payment of interest on any Note or the Intercompany Note;

      (d) waive a Default or Event of Default in the payment of principal of, or premium, if any, interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration) or reduce the Change of Control Payment, the Net Proceeds Offer Price or the applicable redemption price or the Intercompany Note;

      (e) make any Note or the Intercompany Note payable in money other than that stated in the Notes or the Intercompany Note;

      (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium, if any, interest or Liquidated Damages, if any, on, the Notes;

      (g) waive a redemption payment with respect to any Note (other than a payment required by Section 3.7);

      (h) release any Collateral from the Lien created by the Pledge Agreement or the Note Pledge Agreement, except in accordance with the terms thereof, or amend such terms; or

      (i) make any change in the foregoing amendment and waiver provisions.

SECTION 9.3. COMPLIANCE WITH TRUST INDENTURE ACT.

      Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.4. REVOCATION AND EFFECT OF CONSENTS.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment has been approved by the requisite Holders. An amendment, supplement or waiver becomes effective when approved by the requisite Holders and executed by the Trustee (or, if otherwise provided in such waiver, supplement or amendment, in accordance with its terms) and thereafter binds every Holder.

      The Company may, but will not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, will be entitled to consent to such amendment or waiver or revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent will be valid or effective for more than 90 days after such record date except to the extent that the requisite number of consents to the amendment, supplement or waiver have been obtained within such 90-day period or as set forth in the next paragraph of this Section 9.4.

      After an amendment, supplement or waiver becomes effective, it will bind every Holder, unless it makes a change described in any of clauses (a) through
(i) of Section 9.2, in which case, the amendment, supplement or waiver will bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder's Note, provided that any such waiver shall not impair or affect the right of any other Holder to receive payment of principal, premium, interest and Liquidated Damages, if any, on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

SECTION 9.5. NOTATION ON OR EXCHANGE OF NOTES.

      If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee or require the Holder to put an appropriate notation on the Note. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note will issue and the Trustee will authenticate a new Note that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.6. TRUSTEE TO SIGN AMENDMENTS, ETC.

      The Trustee will sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.1) will be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel to the effect that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

SECTION 9.7. PAYMENTS FOR CONSENT.

      The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of this Indenture, the Notes, the Pledge Agreement, the Note Pledge Agreement, the Intercompany Note or the Subsidiary Guarantees unless such consideration is offered to be paid or is paid to all Holders of the Notes that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10
                             COLLATERAL AND SECURITY

SECTION 10.1. PLEDGE AGREEMENT AND NOTE PLEDGE AGREEMENT.

      The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Indenture with respect to the Notes and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Pledge Agreement and the Note Pledge Agreement. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Pledge Agreement and the Note Pledge Agreement (including, without limitation, the provisions providing for foreclosure and disbursement of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Pledge Agreement and the Note Pledge Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of the Pledge Agreement and the Note Pledge Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement and the Note Pledge Agreement, to assure and confirm to the Trustee the security interest in the Collateral contemplated by the Pledge Agreement and the Note Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture with respect to, and of, the Notes, according to the intent and purposes expressed in the Pledge Agreement and the Note Pledge Agreement. The Company shall take any and all actions reasonably required to cause the Pledge Agreement and the Note Pledge Agreement to create and maintain (to the extent possible under applicable law), as security for the obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Trustee for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons.

SECTION 10.2. RECORDING AND OPINIONS.

      (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken necessary to make effective the Lien intended to be created by the Pledge Agreement and the Note Pledge Agreement, and reciting with respect to the security interests in the Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

      (b) The Company shall furnish to the Trustee on December 20, 1997, and on each December 20 thereafter, an Opinion of Counsel, dated as of such date, either (i) stating that (A) in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Pledge Agreement and the Note Pledge Agreement and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Trustee hereunder and under the Pledge Agreement and the Note Pledge Agreement with respect to the security interests in the Collateral or
(ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

SECTION 10.3. RELEASE OF COLLATERAL.

      (a) Subject to subsections (b), (c) and (d) of this Section 10.3, Collateral may be released from the Lien and security interest created by the Pledge Agreement and the Note Pledge Agreement only in accordance with the provisions of the Pledge Agreement and the Note Pledge Agreement.

      (b) Except to the extent that any Lien on proceeds of Collateral is automatically released by operation of Section 9-306 of the Uniform Commercial Code or other similar law, no Collateral shall be released from the Lien and security interest created by the Pledge Agreement and the Note Pledge Agreement pursuant to the provisions of the Pledge Agreement and the Note Pledge Agreement, other than pursuant to the terms thereof, unless there shall have been delivered to the Trustee the certificate required by Section 10.3(d) and
Section 10.4.

      (c) At any time when an Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise), no Collateral shall be released pursuant to the provisions of the Pledge Agreement and the Note Pledge Agreement, and no release of Collateral in contravention of this Section 10.3(c) shall be effective as against the Holders of Notes.

              (d) The release of any Collateral from the Liens and security interests created by the Pledge Agreement and the Note Pledge Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof or, subject to complying with the requirements of this
Section 10.3, pursuant to the terms of the Pledge Agreement and the Note Pledge Agreement. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and the Note Pledge Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

SECTION 10.4. CERTIFICATES OF THE COMPANY.

      The Company shall furnish to the Trustee, prior to any proposed release of Collateral other than pursuant to the express terms of the Pledge Agreement and the Note Pledge Agreement, (i) all documents* required by TIA Section 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Sections 7.1 and 7.2, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 10.5. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE
              PLEDGE AGREEMENT AND NOTE PLEDGE AGREEMENT.

      Subject to the provisions of Section 7.1 and 7.2, the Trustee may, without the consent of the Holders of Notes, on behalf of the Holders of Notes, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Pledge Agreement and the Note Pledge Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Pledge Agreement and the Note Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

SECTION 10.6. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE PLEDGE
              AGREEMENT AND NOTE PLEDGE AGREEMENT

      The Trustee is authorized to receive any funds for the benefit of the Holders of Notes disbursed under the Pledge Agreement and the Note Pledge Agreement, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

SECTION 10.7. TERMINATION OF SECURITY INTEREST.

      Upon the earliest to occur of (i) the payment in full of all obligations of the Company under this Indenture and the Notes, (ii) Legal Defeasance pursuant to Section 8.2 and (iii) Covenant Defeasance pursuant to Section 8.3, the Trustee shall, at the written request of the Company, release any Liens created or existing pursuant to this Indenture, the Pledge Agreement or the Note Pledge Agreement upon the Company's compliance with the provisions of the TIA pertaining to release of collateral.

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.1. TRUST INDENTURE ACT CONTROLS.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), such TIA-imposed duties will control.

SECTION 11.2. NOTICES.

      Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

      If to the Company:

              TV Filme, Inc.
              c/o ITSA-Intercontinental Telecomunicacoes Ltda.
              SCS, Quadra 07-B1.A
              Ed. Executive Tower
              Sala 601
              70.300.911 Brasilia-DF Brazil
              Phone No.:  011-55-61-314-9908
              Telecopier No.:  011-55-61-323-5660
              Attention:  Hermano Studart Lins de Albuquerque

             With a copy to:

              Kelley Drye & Warren LLP
              Two Stamford Plaza
              281 Tresser Boulevard
              Stamford, CT  06901-3229
              Phone No.:  (203) 324-1400
              Telecopier No.:  (203) 964-3188
              Attention:  John T. Capetta, Esq.

      If to the Trustee:

              IBJ Schroder Bank & Trust Company
              One State Street
              11th Floor
              New York, NY  10004
              Phone No.:  (212) 858-2815
              Telecopier No.:  (212) 858-2952
              Attention:  Corporate Trust Administration

      The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; ten Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, in each case to the address shown above. Notwithstanding the foregoing, notices to the Trustee will only be effective upon actual receipt thereof by the Trustee at the Corporate Trust Office of the Trustee.

      Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Register. Any notice or communication will also be so mailed to any Person described in TIA
Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

SECTION 11.3. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else will have the protection of TIA
Section 312(c).

SECTION 11.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:

      (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which will include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

      (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which will include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.5. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) will comply with the provisions of TIA
Section 314(e) and will include:

      (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

      (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.6. RULES BY TRUSTEE AND AGENTS.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.7. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
              OTHERS.

      No past, present or future director, officer, employee, incorporator, partner or stockholder of either of the Company or any of its Subsidiaries, as such, will have any liability for any obligations of the Company or its Subsidiaries under the Notes, the Intercompany Note, the Pledge Agreement, the Note Pledge Agreement, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees.

SECTION 11.8. GOVERNING LAW.

      THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

SECTION 11.9. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. SUCCESSORS.

      This Indenture will inure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns, except that the Company may not assign this Indenture or its obligations hereunder except as expressly permitted by Sections 5.1 and 5.2. Without limiting the generality of the foregoing, this Indenture will inure to the benefit of all Holders from time to time. Nothing expressed or mentioned in this Indenture is intended or shall be construed to give any Person, other than the parties hereto, their respective successors and assigns, and the Holders, any legal or equitable right, remedy or claim under or in respect of this Indenture or any provision herein contained.

SECTION 11.11. SEVERABILITY.

      In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12. ORIGINALS.

      The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

SECTION 11.13. TABLE OF CONTENTS, HEADINGS, ETC.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.14. COUNTERPARTS.

      This Indenture may be signed in counterparts and by the different parties hereto in separate counterparts, each of which will constitute an original and all of which together will constitute one and the same instrument.

SECTION 11.15. AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF
               IMMUNITIES.

      By the execution and delivery of this Indenture or any amendment or supplement hereto, the Company (i) acknowledges that it has, by separate written instrument, designated and appointed Corporation Service Company currently located at 375 Hudson Street, New York, New York 10014, as its authorized agent upon which process may be served in any suit, action or proceeding with respect to, arising out of, or relating to, the Notes, this Indenture (other than an insolvency, liquidation or bankruptcy proceeding or any other proceeding in the nature of an in rem or quasi in rem proceeding), that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that Corporation Service Company has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon Corporation Service Company shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of Corporation Service Company in full force and effect so long as this Indenture shall be in full force and effect; provided that the Company and each Subsidiary Guarantor may and shall (to the extent Corporation Service Company ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 11.15 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (a) counsel for the Company or (b) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business and for other persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 11.15. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of

Manhattan, The City of New York, State of New York. Upon the request of any Holder of a Note, the Trustee shall deliver such information to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company appointed and acting in accordance with this Section 11.15.

      To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Notes, to the extent permitted by law.

SECTION 11.16. CURRENCY OF ACCOUNT; CONVERSION OF CURRENCY; FOREIGN EXCHANGE
               RESTRICTIONS.

      (a) U.S. dollars are the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes or this Indenture, including damages. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Company will only constitute a discharge to the Company to the extent of the dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recover (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, the Company will indemnify it against any loss sustained by it as a result as set forth in Section 11.16(b). In any event, the Company will indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 11.16, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this 11.16 constitute separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

      (b) The Company covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Notes and this Indenture:

      (i) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the "judgment currency") an amount due in any other currency (the "Base Currency"), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

      (ii) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

      (iii) In the event of the winding-up of the Company at any time while any amount or damages owing under the Notes and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company will indemnify and hold the Holders of the Notes and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the U.S. Dollar Equivalent of the amount due or contingently due under the Notes and this Indenture (other than under this subsection (b)(ii)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b)(ii), the final date for the filing of proofs of claim in the winding-up of the Company will be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

      (iv) The obligations contained in subsections (a), (b)(i)(B), (b)(ii) and
   (b)(v) of this Section 11.16 shall constitute separate and independent obligations from the other Indenture obligations of the Company, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holder of a Note or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(ii) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders of the Note or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the liquidator or otherwise or any of them. In the case of subsection (b)(ii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

      (v) The term "rate(s) of exchange" shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York City time) for spot purchases of the Base Currency with the judgment currency other than the Base Currency referred to in subsections (b)(i) and (b)(ii) above and includes any premiums and costs of exchange payable.

      (c) In the event that on any payment date in respect of the Notes, any restrictions or prohibition of access to the Brazilian foreign exchange market exists, the Company agrees to pay all amounts payable under the Notes in the currency of the Notes by all reasonable means (which shall not include commencement of legal proceedings against the Central Bank of Brazil or any other governmental agency or authority or central bank), on any due date for payment under the Notes, for the purchase of the currency of such Notes. All costs and taxes payable in connection with the procedures referred to in this
Section 11.16 shall be borne by the Company.

                         [Signatures on following page]

      IN WITNESS WHEREOF, the parties hereto have executed this Indenture this December 20, 1996.

                        TV FILME, INC.

                        By: /s/ Hermano Studart Lins de Albuquerque
                           ------------------------------------------
                           Name:  Hermano Studart Lins de Albuquerque
                           Title: Chief Executive Officer


                        IBJ SCHRODER BANK & TRUST COMPANY, as
                        Trustee


                        By: /s/ Max Volmar
                           -------------------------------------------
                           Name:  Max Volmar
                           Title: Vice President

WITNESSES:

/s/ Regina L. Hillman
---------------------------
Name: Regina L. Hillman


/s/ Jaime Mercado
---------------------------
Name: Jaime Mercado

STATE OF NEW YORK      )
                       :  ss.
COUNTY OF NEW YORK     )

      On this 20th day of December, 1996, before me, a notary public within and for said county, personally appeared Max Volmar, to me personally known who being duly sworn, did say that he was the Vice President of IBJ Schroder Bank & Trust Company, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.


/s/ Paul V. Coughlin
-------------------------
Notary Public


[NOTARIAL SEAL]

STATE OF NEW YORK      )
                       :  ss.
COUNTY OF NEW YORK     )

                  On this 16th day of December, 1996, before me, a notary public within and for said county, personally appeared Hermano Studart Lins de Albuquerque, to me personally known who being duly sworn, did say that he was the Chief Executive Officer of TV Filme, Inc., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.


/s/ Olivia Savell
-----------------------

[NOTARIAL SEAL]

                                                                       ANNEX I

                              EXISTING INDEBTEDNESS

TV FILME BELEM

=====================================================================================================
DUE              BANK             US$                               GARANTORS
-----------------------------------------------------------------------------------------------------
12/Sep/97        BCN              343,040,00       GENERAL          ABRIL            REFINANCE
                                                   INST.
-----------------------------------------------------------------------------------------------------
14/Aug/97        BNL               80,400,00       GENERAL          ABRIL            REFINANCE
                                                   INST.
-----------------------------------------------------------------------------------------------------
14/Nov/97        BNL              101,200,00       GENERAL          ABRIL            REFINANCE
                                                   INST.
-----------------------------------------------------------------------------------------------------
                 TOTAL            524,640,00


TV FILME BRASILIA

=====================================================================================================
06/Aug/97        BNL              343,040,00          GENERAL         ABRIL          REFINANCE
                                                      INST.
-----------------------------------------------------------------------------------------------------
24/Sep/97        BCN              804,000,00          GENERAL         ABRIL          REFINANCE
                                                      INST.
-----------------------------------------------------------------------------------------------------
07/Oct/97        BOZANO           804,000,00          GENERAL         ABRIL          REFINANCE
                                                      INST.
-----------------------------------------------------------------------------------------------------
Monthly          Unibanco         153,328,00                          ITSA           LEASING
-----------------------------------------------------------------------------------------------------
                 TOTAL            1,951,040,00


TV FILME GOIANIA

=====================================================================================================
03/Sep/97        BCN              343,040,00       GENERAL          ABRIL            REFINANCE
                                                   INST.
-----------------------------------------------------------------------------------------------------
13/Aug/97        BIC              107,200,00       GENERAL          ABRIL            REFINANCE
                                                   INST.
-----------------------------------------------------------------------------------------------------
                                  450,240,00


TV FILME SERVICOS

=====================================================================================================
Feb/97 &         TEVECAP          400,000,00          TEVECAP                        LICENSE
Feb/98
-----------------------------------------------------------------------------------------------------
                 TOTAL            3,325,920,00

                                                                     Exhibit A

                                (Face of Note)

      Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository (as defined below) to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) (the "Depository"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)

      THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS THREE YEARS (OR SUCH SHORTER PERIOD THAT MAY THEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING THE RESALE BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH TV FILME, INC. OR ANY AFFILIATE OF TV FILME, INC. WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO TV FILME, INC., (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN A PRINCIPAL AMOUNT OF AT LEAST $100,000 OR (F) OUTSIDE THE U.S. TO A NON-U.S. PERSON PURSUANT TO RULE 904 OF REGULATION S, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND

-----------
(1) This paragraph should be included only if the Note is issued in global form.

WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "U.S." AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN REGULATION S.(2)

-----------
(2)   This legend not required in the case of (1) a Note issued pursuant to
      Section 2.6(f)(ii) of the Indenture or (2) an Exchange Note issued pursuant to Section 2.6(f)(iii) of the Indenture.

                                TV FILME, INC.

                         12 7/8% Senior Notes due 2004

      No. __________                                               $__________
                                                        [CUSIP No. 873071AA2](3)
                                                        [CUSIP No. 873071ABO](4)
                                                          [CINS No. U87301AA2
                                                       ISIN No. USU87301AA20]


      TV Filme, Inc., a Delaware corporation (the "Company")

      promises to pay to _________________________________

      or registered assigns,

      the principal sum of _______________________ Dollars on December 15, 2004

      Interest Payment Dates: June 15 and December 15, commencing on June 15, 1997.

      Record Dates: June 1 and December 1.

-----------
(3)   CUSIP No. for the Restricted Global Note.
(4)   CUSIP No. for Definitive Notes.

      IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.


                                    Dated: December __, 1996

                                    TV FILME, INC.


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

IBJ SCHRODER BANK & TRUST COMPANY,
 as Trustee


By:__________________________________
      Authorized Signatory

Dated: _______________________________


WITNESSES:


By:_________________________________
   Name:


By:_________________________________
   Name:

STATE OF NEW YORK    )
                     :  ss.
COUNTY OF NEW YORK   )

            On this ____ day of December, 1996, before me, a notary public within and for said county, personally appeared _____________________________, to me personally known who being duly sworn, did say that he was the ___________________________ of TV Filme, Inc., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.


__________________________________
[NOTARIAL SEAL]

STATE OF NEW YORK     )
                      :  ss.
COUNTY OF NEW YORK    )

            On this 20th day of December, 1996, before me, a notary public within and for said county, personally appeared Max Volmar, to me personally known who being duly sworn, did say that he was the Vice President of IBJ Schroder Bank & Trust Company, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.


__________________________________
[NOTARIAL SEAL]

                                (Back of Note)

                         12 7/8% Senior Notes due 2004

      Capitalized terms used herein but not defined will have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. INTEREST.

      The Notes will be limited in aggregate principal amount to $140,000,000 and will mature on December 15, 2004. The Company promises to pay interest on the principal amount of this Note from December 20, 1996 until maturity. The Company will pay interest semi-annually on June 15 and December 15 of each year, commencing June 15, 1997, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue at the rate of 12 7/8% per annum from the most recent date to which interest has been paid or, if no interest has been paid, from December 20, 1996. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent that such interest is an allowed claim enforceable against the debtor under such Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to 1% per annum in excess of the then applicable interest rate on this Note to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent that such interest is an allowed claim against the debtor under such Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Notwithstanding any other provision of the Indenture or this
Note: (i) accrued and unpaid interest on the Initial Notes being exchanged in the Exchange Offer will be due and payable on the next Interest Payment Date for the Exchange Notes following the Exchange Offer, (ii) interest on the Exchange Notes to be issued in the Exchange Offer will accrue from the date the Exchange Offer is consummated and (iii) the Exchange Notes will have no provisions for Liquidated Damages.

      2. METHOD OF PAYMENT.

      The Company will pay the principal of, and premium, interest and Liquidated Damages, if any, on, the Notes on the dates and in the manner provided herein and in the Indenture. Principal, premium, if any, interest and Liquidated Damages, if any, on, Definitive Notes will be payable, and Definitive Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose. Principal of, and premium and interest on, Global Notes will be payable by the Company through the Trustee to the Depository in immediately available funds. Holders of Definitive Notes will be entitled to receive interest payments by wire transfer in immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, will remain in effect until revoked by such Holder. If wire instructions have not been received by the Trustee with respect to any Holder of a Definitive Note, payment of interest may be made by check in immediately available funds mailed to such Holder at the address set forth upon the Register maintained by the Registrar.

      3. PAYING AGENT AND REGISTRAR.

      Initially, IBJ Schroder Bank & Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity, provided, however, that none of the Company, its Subsidiaries or the Affiliates of the foregoing will act (i) as Paying Agent in connection with any redemption, offer to purchase, discharge or defeasance, as otherwise specified in the Indenture, and (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

      4. INDENTURE.

      The Company issued the Notes under an Indenture dated as of December 20, 1996 (as such may be amended, supplemented or restated from time to time, the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are senior obligations of the Company ranking pari passu in right of payment with all existing and future senior Indebtedness of the Company and ranking senior in right of payment to any future subordinated Indebtedness of the Company. The Notes are limited to $140,000,000 in aggregate principal amount.

      5. OPTIONAL REDEMPTION.

      Except as set forth below, the Company will not have the option to redeem the Notes prior to December 15, 2000. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve month period beginning on December 15, of the years indicated below:

                          Year                 Percentage
                          ----                 ----------

                          2000                 106.4375%
                          2001                 104.2917%
                          2002                 102.1458%
                          2003 and thereafter  100.0000%

      Notwithstanding the foregoing, on and prior to December 15, 1999, the Company may redeem up to 35% in aggregate principal amount of the Notes originally outstanding at a redemption price of 112 7/8% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date with the net proceeds of a Public Equity Offering; provided that no less than 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption; and provided further, that notice of such redemption will be given not later than 30 days, and such redemption will occur not later than 90 days, after the date of the closing of such Public Equity Offering.

      6. MANDATORY REDEMPTION.

      Except as set forth in paragraph 7 below, the Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

      7. REPURCHASE AT OPTION OF HOLDER.

      (a) Upon a Change of Control, the Company will be required to make an offer to Holders to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase as provided in, and subject to the terms of, the Indenture.

      (b) If the Company or any Restricted Subsidiary consummates any Asset Sale, the Company may be required, subject to the terms and conditions of the Indenture, to utilize a certain portion of the proceeds received from such Asset Sale to repurchase Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase.

      8. DENOMINATIONS, TRANSFER, EXCHANGE.

      The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

      9. PERSONS DEEMED OWNERS.

      The registered Holder of a Note may be treated as its owner for all purposes.

      10. UNCLAIMED MONEY.

      If money for the payment of principal, premium or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such money will cease.

      11. DEFEASANCE PRIOR TO REDEMPTION OR MATURITY.

      Subject to certain conditions contained in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or Government Securities sufficient to pay the principal of, premium, interest and Liquidated Damages, if any, on, the Notes to redemption or maturity, as the case may be.

      12. AMENDMENT, SUPPLEMENT AND WAIVER.

      Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA as then in effect.

      13. DEFAULTS AND REMEDIES.

      An "Event of Default" occurs if one of the following will have occurred and be continuing:

      (a) the Company defaults in the payment when due of any interest payable on or prior to December 15, 1998 with respect to the Notes;

      (b) the Company defaults in the payment when due of any interest payable after December 15, 1998 or Liquidated Damages with respect to the Notes at any time, which default continues for a period of 30 calendar days;

      (c) the Company defaults in payment when due of the principal of or premium, if any, on the Notes;

      (d) the Company fails to comply with the provisions of Sections 4.10, 4.14, 4.19, 4.20, 4.21 or 5.1 of the Indenture;

      (e) the Company fails to comply with any of its other agreements in this Indenture or the Notes and such failure continues for 30 days after notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

      (f) the Company defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists or is created after the date of the Indenture, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness following the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 (or the equivalent thereof at time of determination) or more;

      (g) the Company or any of its Restricted Subsidiaries fail to pay final non-appealable judgments rendered against the Company or any of its Restricted Subsidiaries aggregating in excess of $2,500,000 (or the equivalent thereof at time of determination), which judgments are not paid, discharged or stayed for a period of 60 days after such judgments become final and non-appealable; and

      (h) the Company or any Restricted Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) admits in writing its inability to pay its debts generally as they become due; or takes any comparable action under any foreign laws relating to insolvency;

      (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding, (ii) appoints a Custodian of the Company or any Significant Subsidiary of the Company or for all or substantially all of its respective properties, or (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company; or any similar relief is granted under any foreign laws, and in each case the order or decree remains unstayed and in effect for 60 calendar days.

      Notwithstanding the foregoing, if an Event of Default specified in clause
(f) above occurs and is continuing, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) will be annulled and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if (i) the Indebtedness that is the subject of such Event of Default has been repaid, or (ii) the default relating to such Indebtedness is waived or cured (and if such Indebtedness has been accelerated, when the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness).

      In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to December 15, 2000 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the premium specified in the Indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

      If any Event of Default specified in clauses (a), (b), (c), (d), (e), (f) or (g) above occurs and is continuing, then the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare the unpaid principal of, and any accrued interest on, all the Notes to be due and payable immediately. If any Event of Default with respect to the Company specified in clauses (h) or (i) above occurs with respect to the Company, any Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company, all outstanding principal and interest on the Notes will be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Notes then outstanding, by written notice to the Trustee and to the Company, may rescind an acceleration (except an acceleration due to a default in payment of the principal of, or premium, interest or Liquidated Damages, if any, on, any of the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium, interest that have become due solely because of the acceleration) have been cured or waived.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect any payment due, or to enforce the performance of any provision, under the Notes or the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except under clauses (a), (b) or (c) above) if it determines that withholding notice is in their interest.

      14. INDIVIDUAL RIGHTS OF TRUSTEE.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as such term is defined in TIA Section 310(b)), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (to the extent permitted under TIA Section 310(b)) or resign. Any Agent may do the same with like rights and duties.

      15. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHERS.

      No past, present or future director, officer, employee, incorporator, partner or stockholder of either of the Company or any of its Subsidiaries, as such, will have any liability for any obligations of the Company or its Subsidiaries under the Notes, the Intercompany Note, the Pledge Agreement, the Note Pledge Agreement, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees.

      16. AUTHENTICATION.

      This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      17. ABBREVIATIONS.

      Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

      18. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES.

      In addition to the rights provided to Holders under this Indenture, Holders of Transfer Restricted Securities will have all the rights set forth in the Registration Rights Agreement.

      19. CUSIP, CINS AND ISIN NUMBERS.

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP, CINS and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP, CINS and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      20. GOVERNING LAW.

      THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

             TV Filme, Inc.
             c/o ITSA-Intercontinental Telecomunicacoes Ltda.
             SCS, Quadra 07-B1.A
             Ed. Executive Tower
             Sala 601
             70.300.911 Brasilia-DF Brazil
             Phone No.:  011-55-61-314-9908
             Telecopier No.:  011-55-61-323-5660
             Attention:  Hermano Studart Lins de Albuquerque

                                Assignment Form

            To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________


Date: _________________________         Your Name:______________________________
                                        (Print your name exactly as it appears
                                        on the face of this Note)
                                        Your Signature:_________________________
                                        (Sign exactly as your name appears on
                                        the face of this Note)

                                        Signature Guarantee*:___________________


----------
     * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                      Option of Holder to Elect Purchase

      If you elect to have this Note purchased by the Company pursuant to
Section 4.10 or Section 4.14 of the Indenture, check the appropriate box below:

      |_| Section 4.10                                      |_| Section 4.14

      If you elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount (in minimum denominations of $1,000 or integral multiples thereof) you elect to have purchased: $___________

Date: _________________________         Your Name:______________________________
                                        (Print your name exactly as it appears
                                        on the face of this Note)
                                        Your Signature:_________________________
                                        (Sign exactly as your name appears on
                                        the face of this Note)


                                        Social Security or Tax Identification
                                        No.:____________________________________


                                        Signature Guarantee*:___________________


----------
     * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE(5)

      The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                        Principal Amount of this       Signature of
                      Amount of decrease in     Amount of increase in         Global Note         authorized officer of
                       Principal Amount of       Principal Amount of    following such decrease      Trustee or Note
Date of Exchange        this Global Note          this Global Note           (or increase)              Custodian
----------------      ---------------------     ---------------------   -----------------------   ---------------------





-----------
(5)  This schedule should be included only if the Note is issued in global form.

                                                                     EXHIBIT B

                 CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                      REGISTRATION OF TRANSFER OF NOTES

Re: 12 7/8% Senior Notes due 2004 of TV Filme, Inc.

      This Certificate relates to $_____ principal amount of Notes held in *|_| global or *|_| definitive form by ________________ (the "Transferor").

The Transferor*:

  |_| has requested the Trustee by written order to deliver, in exchange for its beneficial interest in the Global Note held by the Depository or a Note or Notes in definitive, registered form, for a beneficial interest in the Exchange Global Note issued pursuant to the Exchange Offer, in both cases in the authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

  |_| has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

      In connection with any transfer of any of the Notes occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act"), after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

    (1) |_| to the Company; or

    (2) |_| pursuant to an effective registration statement under the Securities Act; or

    (3) |_| inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

    (4) |_| outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

-----------
*   Check applicable box.

    (5) |_| inside the United States to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee) and an opinion of counsel acceptable to the Company that such transfer is in compliance with the restrictions set forth in the legend on the Notes; or

    (6) |_| pursuant to another available exemption from registration provided by Rule 144 under the Securities Act.

    Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.


Date: _________________________         Your Name:______________________________
                                        (Print your name exactly as it appears
                                        on the face of this Note)

                                        Your Signature:_________________________
                                        (Sign exactly as your name appears on
                                        the face of this Note)


                                        Social Security or Tax Identification
                                        No.:____________________________________


                                        Signature Guarantee**:__________________


      TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing the Notes for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:  ____________________    ________________________________________________
                                NOTICE:   To be executed by an executive officer
-----------
** Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                    B-2